CONFIDENTIAL TREATMENT REQUESTED

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

dated as of

August 31, 2012

among

ASTRIA SEMICONDUCTOR HOLDINGS, INC.,

FORMFACTOR, INC.,

ELM ACQUISITION, INC.

and

FORTIS ADVISORS LLC,
as Equityholder Representative

Portions of this exhibit marked with asterisks (***) indicate omission of material which has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

CONFIDENTIAL TREATMENT REQUESTED

TABLE OF CONTENTS
Page
ARTICLE 1
Definitions
Section 1.01.Definitions    1
Section 1.02.Other Definitional and Interpretative Provisions    16
ARTICLE 2
The Merger
Section 2.01.The Merger    17
Section 2.02.Closing; Effective Time    17
Section 2.03.Effect on Capital Stock in the Merger    17
Section 2.04.Surrender and Payment    18
Section 2.05.Company Stock Options    20
Section 2.06.Company Warrants    21
Section 2.07.Indemnification Escrow    22
Section 2.08.Allocation Certificate    22
Section 2.09.Finalization of the Closing Adjustment    23
Section 2.10.Payments Following Finalization of the Closing Adjustment    24
Section 2.11.Dissenting Shares    25
Section 2.12.Securities Laws Matters    26
Section 2.13.Adjustments    26
Section 2.14.Fractional Shares    26
Section 2.15.Withholding Rights    26
Section 2.16.Lost Certificates    27
Section 2.17.Tax Treatment    27
ARTICLE 3
The Surviving Corporation
Section 3.01.Certificate of Incorporation    27
Section 3.02.Bylaws    27
Section 3.03.Directors and Officers    27
ARTICLE 4
Representations and Warranties of the Company
Section 4.01.Corporate Existence and Power    28
Section 4.02.Corporate Authorization    28
Section 4.03.Governmental Authorization    29
Section 4.04.Non-contravention    29
Section 4.05.Capitalization    30
Section 4.06.Ownership of Shares, Stock Options; Warrants    31
Section 4.07.Subsidiaries    31
Section 4.08.Financial Statements; Allocation Certificate    32
Section 4.09.Disclosure Documents    34

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Section 4.10.Absence of Certain Changes    35
Section 4.11.No Undisclosed Material Liabilities    35
Section 4.12.Material Contracts    35
Section 4.13.Litigation    38
Section 4.14.Compliance with Laws and Court Orders    38
Section 4.15.Assets and Properties    39
Section 4.16.Products and Services    40
Section 4.17.Intellectual Property    41
Section 4.18.Insurance Coverage    44
Section 4.19.Licenses and Permits    44
Section 4.20.Inventories    45
Section 4.21.Receivables    45
Section 4.22.Finders’ Fees    45
Section 4.23.Taxes    45
Section 4.24.Employees    48
Section 4.25.Labor Matters    48
Section 4.26.Employee Benefit Plans    48
Section 4.27.Environmental Matters    51
Section 4.28.Change of Control Payments    52
Section 4.29.Bank Accounts; Letters of Credit; Powers of Attorney    52
Section 4.30.Customers; Suppliers    53
Section 4.31.Books and Records    53
Section 4.32.No Other Representations or Warranties    53
ARTICLE 5
Representations and Warranties of Parent
Section 5.01.Corporate Existence and Power    54
Section 5.02.Corporate Authorization    54
Section 5.03.Governmental Authorization    54
Section 5.04.Non-contravention    55
Section 5.05.Capitalization    55
Section 5.06.Subsidiaries    55
Section 5.07.SEC Documents    56
Section 5.08.Financial Statements    57
Section 5.09.Litigation    57
Section 5.10.Finders’ Fees    57
Section 5.11.Sufficient Funds    58
ARTICLE 6
Covenants of the Company
Section 6.01.Conduct of the Company    58
Section 6.02.Stockholder Approval; Information Statement    60
Section 6.03.Access To Information    62
Section 6.04.No Solicitation; Other Offers    62
Section 6.05.Termination of 401(k) Plans    63

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Section 6.06.Resignation of Officers and Directors    63
Section 6.07.Section 280G Approvals    64
Section 6.08.Payout Letters; Release of Liens    64
Section 6.09.Exercise of Call Options    64
Section 6.10.Dissolution of U.S. Microscope    65
ARTICLE 7
Covenants of Parent
Section 7.01.Obligations of Merger Subsidiary    65
Section 7.02.Director and Officer Liability    65
Section 7.03.Employee Benefits Matters    66
ARTICLE 8
Covenants of the Company and Parent
Section 8.01.Commercially Reasonable Efforts    67
Section 8.02.Permit Application, Hearing Request, Information Statement; Stockholder Approval    69
Section 8.03.Cooperation    70
Section 8.04.Public Announcements    70
Section 8.05.Further Assurances    70
Section 8.06.Notices of Certain Events    71
Section 8.07.Confidentiality    71
Section 8.08.Tax Matters    71
Section 8.09.[***]    72
Section 8.10.Litigation Standstill    72
ARTICLE 9
Conditions to the Merger
Section 9.01.Conditions to the Obligations of Each Party    73
Section 9.02.Conditions to the Obligations of Parent and Merger Subsidiary    74
Section 9.03.Conditions to Obligation of the Company    76
ARTICLE 10
Survival; Indemnification
Section 10.01.Survival    77
Section 10.02.78
Section 10.03.Limitations; Qualifications; Exclusivity    80
Section 10.04.Procedures for Indemnification    82
Section 10.05.Third Party Claims    83
ARTICLE 11
Equityholder Representative
Section 11.01.Appointment of Equityholder Representative    84
ARTICLE 12
Termination

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Section 12.01.Termination    88
Section 12.02.Effect of Termination    89
Section 12.03.Settlement Obligation    89
ARTICLE 13
Miscellaneous
Section 13.01.Notices    89
Section 13.02.Amendments and Waivers    91
Section 13.03.Expenses    91
Section 13.04.Successors and Assigns    91
Section 13.05.Governing Law    92
Section 13.06.Jurisdiction    92
Section 13.07.WAIVER OF JURY TRIAL    92
Section 13.08.Counterparts; Effectiveness; Third Party Beneficiaries    92
Section 13.09.Entire Agreement    92
Section 13.10.Severability    93
Section 13.11.Disclosure Schedule References    93
Section 13.12.Specific Performance    93
Section 13.13.Legal Representation    93

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CONFIDENTIAL TREATMENT REQUESTED

INDEX TO SCHEDULES, EXHIBITS AND ANNEXES
Company Disclosure Schedule
Parent Disclosure Schedule

Exhibit A    Form of Support Agreement
Exhibit B    Form of Escrow Agreement
Exhibit C    Amended and Restated Certificate of Incorporation
Exhibit D    Terms of Settlement Agreement

Annex A    List of Major Equityholders
Annex B    List of Key Employees

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CONFIDENTIAL TREATMENT REQUESTED

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER (the “Agreement”) dated as of August 31, 2012, by and among Astria Semiconductor Holdings, Inc., a Delaware corporation (the “Company”), FormFactor, Inc., a Delaware corporation (“Parent”), ELM Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as equityholder representative (the “Equityholder Representative”).
WHEREAS, the respective Boards of Directors of the Company and Merger Subsidiary have approved and deemed it advisable that the respective stockholders of the Company and Merger Subsidiary approve and adopt this Agreement pursuant to which, among other things, Parent would acquire the Company by means of a merger of Merger Subsidiary with and into the Company on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent’s and Merger Subsidiary’s willingness to enter into this Agreement, the Equityholders listed in Annex A (collectively, the “Major Equityholders”) shall execute a voting and support agreement dated as of the date hereof (the “Support Agreement”) relating to Company Stock and Company Warrants beneficially owned by such Equityholders substantially in the form of Exhibit A hereto.
WHEREAS, concurrently with the execution of and delivery of this Agreement and as a condition and inducement to Parent’s and Merger Subsidiary’s willingness to enter into this Agreement, each of the Key Employees (as defined below) has accepted an offer of employment with the Surviving Corporation, conditioned upon the completion of the Merger, and has executed and delivered all agreements and other documents required by Parent relating to such employment (collectively, the “Key Employment Agreements”);
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

CONFIDENTIAL TREATMENT REQUESTED

Article 1
DEFINITIONS
Section 1.01.    Definitions. As used herein, the following terms have the following meanings:
“Acquisition Expenses” means all fees and expenses accrued or incurred between August 1, 2012 and as or immediately prior to the Closing by or on behalf of the Company or any of its Subsidiaries in connection with the negotiation of the terms and conditions of this Agreement and consummation of the Merger or any of the other transactions contemplated hereby, including all legal, accounting, investment banking and financial advisory fees and expenses (including amounts payable to Morgan Stanley & Co. LLC). For the avoidance of doubt, any fees and expenses that are contingent upon the Closing or the Effective Time shall be deemed to have been accrued as of immediately prior to the Closing.
“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any Third Party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 10% or more of the consolidated assets of the Company and its Subsidiaries or 10% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 10% or more of the consolidated assets of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party’s beneficially owning 10% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 10% or more of the consolidated assets of the Company, (iii) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 10% or more of the consolidated assets of the Company or (iv) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or that could reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated hereby.
“Adjusted Closing Working Capital Amount” means the difference of (i) Adjusted Currents Assets, less (ii) Adjusted Current Liabilities.
“Adjusted Current Assets” means, as of immediately prior to the Closing, the current assets of the Company and its Subsidiaries, as computed in accordance with GAAP consistent with the Company Balance Sheet.
“Adjusted Current Liabilities” means, as of immediately prior to the Closing, the current liabilities of the Company and its Subsidiaries, as computed

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CONFIDENTIAL TREATMENT REQUESTED

in accordance with GAAP consistent with the Company Balance Sheet, with the following adjustments: include long-term debt, any unpaid Acquisition Expenses, and any unpaid China Purchase Expenses.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.
“Aggregate Cash Consideration” means (i) the sum of (A) $100,000,000, plus (B) the Aggregate Exercise Price, less (ii) the Estimated Closing Adjustment.
“Aggregate Exercise Price” means the cash amount equal to the sum of (i) the product of (A) the Applicable Exercise Price, multiplied by (B) the aggregate number of Outstanding Option Shares, plus (ii) the product of (A) the Applicable Exercise Price, multiplied by (B) the aggregate number of Outstanding CS Warrant Common Equivalents, plus (iii) the product of (A) Applicable Exercise Price, multiplied by (B) the aggregate number of Outstanding PS Warrant Common Equivalents.
“Aggregate Stock Value” means $16,750,000.
“Aggregate Consideration Value” means the sum of (A) the Aggregate Cash Consideration, plus (B) the Aggregate Stock Value.
“Applicable Exercise Price” means, with respect to each Company Stock Option, Common Stock Warrant and Preferred Stock Warrant, the exercise price required to be paid to acquire one share of Company Common Stock, in the case of a Company Stock Option or Common Stock Warrant, or one share of Company Preferred Stock, in the case of a Preferred Stock Warrant.
“Applicable Law” means, with respect to any Person, any federal, state, local or foreign law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling, judicial decision, governmental restriction or other similar requirement or restriction enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person or its assets or properties, in each case as amended, modified, codified or reenacted, in whole or in part, and in effect as of the Closing Date unless expressly specified otherwise.

CONFIDENTIAL TREATMENT REQUESTED

“Bank of China Credit Agreement” means the Line of Credit Agreement dated October 28, 2011 by and between Bank of China Suzhou Industrial Park Branch and MicroProbe China.
“Business Day” means a day, other than a Saturday, Sunday or other day on which commercial banks in San Francisco, California are authorized or required by Applicable Law to close.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any rules or regulations promulgated thereunder.
“Change of Control Payments” means all amounts (including any bonus, severance or other payments) that shall become payable (whether currently or in the future) (whether paid or unpaid prior to the Effective Time) to any employees, consultants or contractors of the Company or any of its Subsidiaries or any other Third Party as a result of or in connection with any “change of control” provision binding on the Company or any of its Subsidiaries triggered by the Merger or any other transaction contemplated by this Agreement (either alone or together with any other trigger event).
“Closing Adjustment” means (i) the amount, if any, by which the Minimum Adjusted Closing Working Capital Target exceeds the Adjusted Closing Working Capital Amount, plus (ii)  50% of any Transfer Taxes.
“Code” means the Internal Revenue Code of 1986.
“Common Stock Warrants” means the warrant held by Intel Capital Corporation to purchase 2,000,000 shares of Company Common Stock and the warrant held by Gemini Investors IV, L.P. to purchase 1,800,000 shares of Company Common Stock.
“Company Balance Sheet” means the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the Company Balance Sheet Date and the related notes thereto.
“Company Balance Sheet Date” means June 30, 2012.
“Company Board” means the Board of Directors of the Company.
“Company Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, dated as of July 14, 2008, as amended by the Certificate of Amendment, dated as of December 17, 2010.
“Company Common Stock” means the Common Stock, $0.001 par value per share, of the Company.

CONFIDENTIAL TREATMENT REQUESTED

“Company Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Company to Parent and Merger Subsidiary.
“Company Equity Plan” means the Company’s 2008 Stock Option Plan.
“Company Preferred Stock” means the Series A Preferred Stock, $0.001 par value per share, of the Company.
“Company Return” means any Tax Return of, with respect to or that includes the Company or any of its Subsidiaries.
“Company Right of First Refusal and Co-Sale Agreement” means the Right of First Refusal and Co-Sale Agreement, dated as of July 15, 2008, by and among the Company and certain of its equityholders as set forth therein.
“Company Stock” means the Company Common Stock and the Company Preferred Stock.
“Company Stock Option” means each unexpired and unexercised option in respect of any shares of Company Stock granted under the Company Equity Plan.
“Company Voting Agreement” means the Voting Agreement, dated as of July 15, 2008, by and among the Company and certain of its equityholders as set forth therein.
“Company Warrants” means the Common Stock Warrants and Preferred Stock Warrants.
“Confidentiality Agreement” means the Mutual Nondisclosure Agreement dated as of April 4, 2011 between Parent and the Company, as reinstated by agreement between such parties on July 25, 2012 and pursuant to the Preliminary Non-Binding Indication of Interest dated August 3, 2012.
“Conversion Multiple” means, in respect of each share of Company Preferred Stock, the number of shares of Company Common Stock issuable upon conversion of such share of Company Preferred Stock as of immediately prior to the Effective Time.
“Deal Cap” means an amount equal to 40% of the aggregate Payment Value in respect of all Equityholders.
“Delaware Law” means the General Corporation Law of the State of Delaware.

CONFIDENTIAL TREATMENT REQUESTED

“Employee Plan” means any (i) “employee benefit plan” as defined in Section 3(3) of ERISA, (ii) compensation, employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (iii) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, loans, supplemental unemployment benefits or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits) (A) that is sponsored, maintained, administered, contributed to or entered into by the Company or any of its Subsidiaries for the current or future benefit of any current or former Service Provider or (B) for which the Company or any of its Subsidiaries has any direct or indirect liability.
“Environmental Law” means any Applicable Law or any agreement with any Governmental Authority or other third party, relating to human health and safety, the environment or to Hazardous Substances.
“Environmental Permits” means all permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Authorities relating to or required by Environmental Laws and affecting, or relating to, the business of the Company or any of its Subsidiaries as currently conducted.
“Equityholder Representative Escrow Amount” means $250,000.
“Equityholders” means the Stockholders, together with the Warrant Holders.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.
“Escrow Agreement” means the Escrow Agreement among Parent, the Equityholder Representative and the Escrow Agent, substantially in the form attached hereto as Exhibit B.
“Escrow Agent” means Wells Fargo Bank, N.A.
“Escrow Amount” means the sum of the General Escrow Amount and the Equityholder Representative Escrow Amount.

CONFIDENTIAL TREATMENT REQUESTED

“Fully Diluted Common Equivalents” means, without duplication, as of immediately prior to the Effective Time, the sum of (i) the aggregate number of Outstanding Common Shares, plus (ii) the aggregate number of Outstanding Preferred Common Equivalents, plus (iii) the aggregate number of Outstanding Warrant Common Equivalents, plus (iv) the aggregate number of Outstanding Option Shares.
“GAAP” means generally accepted accounting principles in the United States.
“General Escrow Amount” means $17,500,000.
“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.
“Hazardous Substance” means any pollutant, contaminant, or waste or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material regulated under any Applicable Law relating to human health, safety or the environment.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Intellectual Property Rights” means (i) inventions, whether or not patentable, reduced to practice or made the subject of one or more pending patent applications, (ii) national and multinational statutory invention registrations, patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof) registered or applied for in the United States and all other nations throughout the world, all improvements to the inventions disclosed in each such registration, patent or patent application, (iii) trademarks, service marks, trade dress, logos, domain names, trade names and corporate names (whether or not registered) in the United States and all other nations throughout the world, including all variations, derivations, combinations, registrations and applications for registration of the foregoing and all goodwill associated therewith, (iv) copyrights (whether or not registered) and registrations and applications for registration thereof in the United States and all other nations throughout the world, including all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by law, regardless of the medium of fixation or means of expression, (v) trade secrets and confidential, business information (including pricing and cost information, business and marketing plans and customer and supplier lists) and know-how (including manufacturing and production processes and techniques and research and development information), (vi) industrial designs (whether or not registered), (vii) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, (viii) all

CONFIDENTIAL TREATMENT REQUESTED

rights in all of the foregoing provided by treaties, conventions and common law and (ix) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement or misappropriation of any of the foregoing.
“International Plan” means an Employee Plan that covers Service Providers located outside of the United States.
“Key Employees” mean the employees listed on Annex B hereto.
“knowledge” of any Person that is not an individual means the actual knowledge of such Person’s officers after reasonable inquiry, but with respect to the Company, the actual knowledge, after reasonable inquiry, of Mike Slessor, Gary Martell and January Kister. With respect to Intellectual Property Rights, “knowledge” does not require the Company to conduct, have conducted, obtain, or have obtained any freedom-to-operate opinions or similar opinions of counsel or any patent, trademark or other Intellectual Property Rights clearance searches.
“Licensed Intellectual Property Rights” means all Intellectual Property Rights owned by a Third Party and licensed or sublicensed to either the Company or any of its Subsidiaries.
“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.
“Material Adverse Effect” means, with respect to any Person, a material adverse effect on (i) the condition (financial or otherwise), business, assets or results of operations of such Person and its Subsidiaries, taken as a whole, excluding any effect resulting from (A) changes (including changes of Applicable Law) or conditions generally affecting the industry in which such Person and its Subsidiaries operate and not specifically relating to or having a materially disproportionate effect on such Person and its Subsidiaries, taken as a whole, (B) acts of war, sabotage or terrorism or natural disasters involving the United States of America not having a materially disproportionate effect on such Person and its Subsidiaries, taken as a whole, (C) the announcement or consummation of the transactions contemplated by this Agreement, or (D) any failure by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that this clause (D) shall not prevent a party from asserting that any fact, change, event, occurrence or effect that may have contributed to such failure

CONFIDENTIAL TREATMENT REQUESTED

independently constitutes or contributes to a Material Adverse Effect) or (ii) such Person’s ability to consummate the transactions contemplated by this Agreement.
“MicroProbe China” means Micro-Probe Technology (Suzhou) Co., Ltd, a subsidiary of the Company.
“Minimum Adjusted Closing Working Capital Target” means $18,760,790, as determined in accordance with Annex C hereto.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) of ERISA.
“1933 Act” means the Securities Act of 1933.
“1934 Act” means the Securities Exchange Act of 1934.
“Option Holder” means, at any time, the holders of Company Stock Options at such time, or at any time at and after the Effective Time, the Persons who held the Company Stock Options immediately prior to the Effective Time.
“Owned Intellectual Property Rights” means all Intellectual Property Rights owned by either the Company or any of its Subsidiaries.
“Outstanding Common Shares” means, as of immediately prior to the Effective Time, the aggregate number of shares of Common Stock issued and outstanding.
“Outstanding CS Warrant Common Equivalents” means, as of immediately prior to the Effective Time, the aggregate number of shares of Common Stock that would be issuable upon the exercise of all outstanding Common Stock Warrants, if exercised for cash.
“Outstanding Option Shares” means, as of immediately prior to the Effective Time, the aggregate number of shares of Common Stock that would be issuable upon the exercise for cash of all outstanding Company Stock Options (to the extent then exercisable, including any Company Stock Options that, either by their terms or by virtue of action taken by the Company, vest as of the Effective Time).
“Outstanding Preferred Common Equivalents” means, as of immediately prior to the Effective Time, the aggregate number of shares of Common Stock issuable upon conversion of all shares of Company Preferred Stock issued and outstanding.
“Outstanding PS Warrant Common Equivalents” means, as of immediately prior to the Effective Time, the aggregate number of shares of Common Stock that would be issuable upon conversion of the shares of Company

CONFIDENTIAL TREATMENT REQUESTED

Preferred Stock that are issuable upon the exercise of all outstanding Company Preferred Warrants, if exercised for cash.
“Outstanding Warrant Common Equivalents” means the sum of (i) the Outstanding CS Warrant Common Equivalents, plus (ii) the Outstanding PS Warrant Common Equivalents.
“Parent Common Stock” means the Common Stock, par value $0.001 per share, of Parent.
“Parent Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by Parent to the Company.
“Parent Equity Plans” means, collectively, Parent’s 1996 Stock Option Plan, Incentive Option Plan, Management Incentive Option Plan, 2002 Equity Incentive Plan and 2012 Employee Stock Purchase Plan.
“Parent ESPP” means Parent’s 2002 Employee Stock Purchase Plan.
“Parent Preferred Stock” means the Preferred Stock, par value $0.001 per share, of Parent.
“Payment Value” has the meaning assigned to it in the definition of Pro Rata Portion.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Per Common Equivalent Cash Consideration” means the quotient obtained by dividing (i) the Aggregate Cash Consideration, by (ii) the number of Fully Diluted Common Equivalents.
“Per Common Equivalent Stock Consideration” means the number of shares of Parent Common Stock equal to the quotient (rounded to the nearest seventh decimal place) obtained by dividing (i) the Per Common Equivalent Stock Value by (ii) the Per Parent Share Stock Value.
“Per Common Equivalent Stock Value” means the amount equal to the quotient obtained by dividing (i) the Aggregate Stock Value, by (ii) the aggregate number of Fully Diluted Common Equivalents.
“Per Parent Share Stock Value” means $5.5444.
“Per Preferred Share Cash Consideration” means an amount equal to the product of (i) the Per Common Equivalent Cash Consideration, multiplied by (ii) the Conversion Multiple.

CONFIDENTIAL TREATMENT REQUESTED

“Per Preferred Share Stock Consideration” means the number of shares of Parent Common Stock equal to the product of (i) the Per Common Equivalent Stock Consideration, multiplied by (ii) the Conversion Multiple.
“Per Share Consideration” means the amount of cash and/or stock consideration payable or issuable in respect of each Outstanding Common Share or Outstanding Preferred Common Equivalent, as applicable, pursuant to Section 2.03(a).
“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and as to which neither the Company nor any of its Subsidiaries are otherwise subject to civil or criminal liability due to its existence: (a) Liens disclosed on the Company Balance Sheet; (b) Liens for Taxes not yet delinquent or being contested in good faith (and for which adequate accruals or reserves have been established on the Company Balance Sheet); (c) Liens securing the Company’s obligations under the credit facility extended by U.S. Bank, dated as of July 7, 2011, as amended (the “U.S. Bank Agreements”) (d) materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations (i) as to which there is no default on the part of the Company or any of its Subsidiaries or the validity or amount of which is being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the Company and its Subsidiaries and (ii) which are not overdue for a period of more than thirty (30) days; (e) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (f) minor survey exceptions, customary utility easements and other minor customary encumbrances on title to leased real property that (i) were not incurred in connection with any indebtedness and (ii) do not render title to the property encumbered thereby unmarketable; (f) as to any leased real property, any Lien affecting the interest of the lessor thereof that would not, individually or in the aggregate, on a going forward basis, adversely affect the ability of the Company to conduct its business on a going forward basis in the ordinary course consistent with past practices; and (g) Liens which do not materially detract from the value or materially interfere with any present or intended use of such property or assets.
“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Post‑Closing Tax Period” means any Tax period beginning after the Closing Date; and, with respect to a Straddle Tax Period, the portion of such Tax period beginning after the Closing Date.

CONFIDENTIAL TREATMENT REQUESTED

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date; and, with respect to a Straddle Tax Period, the portion of such Tax period ending on the Closing Date.
“Preferred Stock Warrants” means the warrants held by Silicon Valley Bank to purchase 30,000 shares of Company Preferred Stock and by Intel Capital Corporation to purchase 1,800,000 shares of Company Preferred Stock.
“Pro Rata Portion” means, with respect to any Stockholder or Warrant Holder, as the case may be, the percentage equal to the quotient obtained by dividing (i) the sum of (A) the aggregate amount of cash payable to such Stockholder pursuant to Section 2.03(a) or to such Warrant Holder pursuant to Section 2.06(a), in each case without giving effect to any reduction pursuant to Section 2.07, plus (B) the product of (y) the aggregate number of shares of Parent Common Stock issuable to such Stockholder pursuant to Section 2.03(a) or to such Warrant Holder pursuant to Section 2.06(a), multiplied by (z) the Per Parent Share Stock Value (such sum, the “Payment Value”), by (ii) the aggregate Payment Value in respect of all Stockholders or Warrant Holders, as the case may be; provided that for purposes of Article 10, with respect to any Equityholder holding both Company Stock and Company Warrants, Pro Rata Portion shall mean the sum of such Equityholder’s Pro Rata Portion in such Equityholder’s capacity as a Stockholder and as a Warrant Holder.
“Representatives” means, with respect to any Person, the directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person, in each case acting in such capacity.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the Securities and Exchange Commission.
“Service Provider” means any director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries.
“Stockholders” means, at any time, the holders of shares of Company Stock at such time, or at any time at and after the Effective Time, the Persons who held shares of Company Stock immediately prior to the Effective Time.
“Stock Consideration” means the aggregate number of shares of Parent Common Stock issuable pursuant to Article 2.
“Straddle Tax Period” means a Tax period that begins on or before the Closing Date and ends thereafter.

CONFIDENTIAL TREATMENT REQUESTED

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at any time directly or indirectly owned by such Person.
“Tax” (and, with correlative meaning, “Taxes”) means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), and any interest, penalty, addition to tax or additional amount with respect thereto or with respect to any filing or reporting requirements relating thereto imposed by any Governmental Authority, and any liability for any of the foregoing as transferee, (ii) in the case of the Company or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or any of its Subsidiaries to a Taxing Authority is determined or taken into account with reference to the activities of any other Person and (iii) liability of the Company or any of its Subsidiaries for the payment of any amount as a result of being party to any Tax Sharing Agreement.
“Tax Asset” means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute that could be carried forward or back to reduce Taxes (including without limitation deductions and credits related to alternative minimum Taxes).
“Tax Grant” means any Tax exemption, Tax holiday or reduced Tax rate granted by a Taxing Authority with respect to the Company or any of its Subsidiaries that is not generally available to Persons without specific application therefor.
“Tax Return” means any Tax return, statement, report, election, declaration, disclosure, schedule or form (including any estimated tax or information return or report) filed or required to be filed with any Taxing Authority.
“Tax Sharing Agreement” means any agreement or arrangement (whether or not written) entered into prior to the Effective Time binding the Company or any of its Subsidiaries that provides for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax liability (other than any customary agreement entered into in the ordinary course of business the principal purpose of which is not the sharing of a Tax liability or benefit).
“Taxing Authority” means any Governmental Authority (domestic or foreign) responsible for the imposition or collection of any Tax.

CONFIDENTIAL TREATMENT REQUESTED

“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.
“Transfer Tax” means any transfer, documentary, sales, use, stamp, registration, value added or other similar Tax (including any penalties and interest) incurred in connection with, or as a consequence of, the Merger.
“U.S. Bank Agreements” has the meaning assigned to in the definition of Permitted Liens.
“Warrant Holders” means, at any time, the holders of the Company Warrants at such time, or at any time at and after the Effective Time, the Persons who held the Company Warrants immediately prior to the Effective Time.
Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Allocation Certificate	2.08
Certificates	2.04(a)
China Purchase Expenses	6.09
Claim	10.04
Closing	2.02
Closing Date	2.02
Commissioner	2.12(b)
Company	Preamble
Company Board Approval	4.02(b)
Company Financial Statements	4.08(a)
Company Indemnified Person	7.02(a)
Company Officers’ Certificate	4.32
Company Products	4.16(a)
Company Securities	4.05(b)
Company Stockholders’ Meeting	6.02(b)
Company Services	4.16(b)
Company Stockholder Approval	4.02(a)
Company Subsidiary Securities	4.07(b)
CSL	2.12(a)
CSL Permit	2.12(a)
D&O Insurance	7.02(c)
Deductible	10.03(a)
Dissenting Share Payments	2.08
Dissenting Shares	2.08
DLA Piper	13.13

CONFIDENTIAL TREATMENT REQUESTED

Term	Section
Effective Time	2.02
Employee Plans	4.26(a)
End Date	12.01(b)
Equityholder Indemnified Parties	10.02(b)
Equityholder Representation	Preamble
Equityholder Representative Escrow Account	2.07
Escrow Fund	2.07
Estimated Closing Adjustment	2.08(a)(i)
Exchange Agent	2.04(a)
Fairness Hearing	4.09(b)
Final Closing Adjustment	2.09(d)
General Escrow Account	2.07
General Escrow Fund	2.07
Hearing Notice	8.02(a)
Hearing Request	8.02(a)
Indemnification Notice	10.04
Indemnified Parties	10.04
Indemnifying Party	10.04
Key Employment Agreements	Recitals
Lien Terminations	6.08(a)
Losses	10.02
Material Contract	4.12(b)
Merger	2.01(a)
Merger Subsidiary	Preamble
Micro-Probe Case	8.1
MicroProbe China Financial Statements	4.08(e)
Notice Materials	8.02(a)
Order	8.01(a)
Parent	Preamble
Parent Indemnified Parties	10.02(a)
Parent SEC Documents	5.06(b)
Parent Subsidiary Securities	5.06(a)
Payout Letters	6.08(a)
Permit Application	4.09(b)
Permits	4.19
Permitted Liens	4.15(a)
Per Option Consideration	2.05(a)
Per Share Common Warrant Consideration	2.06(a)
Per Share Preferred Warrant Consideration	2.06(a)
Proceeding	8.01(a)
Registered Intellectual Property Rights	4.17(a)

CONFIDENTIAL TREATMENT REQUESTED

Term	Section
Registration Statement	4.09(b)
Section 280G Payments	6.07
Section 280G Stockholder Approval	6.07
Seller Group	13.13
[***]	8.09
Soliciting Materials	6.02(a)
Specified Representations	10.01
Stockholder Notice	6.02(b)
Surviving Corporation	2.01
Third Party Claim	10.05(a)
Uncertificated Shares	2.04(a)
[***]	8.09
[***]	8.09
[***]	8.09

Section 1.02.    Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments,

CONFIDENTIAL TREATMENT REQUESTED

modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. References to “$” and “dollars” are to the currency of the United States.
ARTICLE 2
THE MERGER
Section 2.01.    The Merger. 1. At the Effective Time, Merger Subsidiary shall be merged (the “Merger”) with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”).
(a)    From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.
Section 2.02.    Closing; Effective Time. Subject to the provisions of Article 9, the closing of the Merger (the “Closing”) shall take place in Menlo Park, California at the offices of Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California 94025, as soon as possible, but in any event no later than two Business Days after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent and the Company may agree. The date upon which the Closing occurs is herein referred to as the “Closing Date.” At the Closing, the Company and Merger Subsidiary shall file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the “Effective Time”) as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as may be specified in the certificate of merger).
Section 2.03.    Effect on Capital Stock in the Merger. Subject to the terms and conditions of this Agreement, at the

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Effective Time, by virtue of the Merger and without any further action by any party or any Stockholder:
(a)    (i) each share of Company Common Stock outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares of Company Stock described in Sections 2.03(b) and 2.03(c)) shall be converted into the right to receive (A) in cash, without interest, an amount equal to the Per Common Equivalent Cash Consideration and (B) the number of shares of Parent Common Stock equal to the Per Common Equivalent Stock Consideration and (ii) each share of Company Preferred Stock outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares of the Company Stock described in Sections 2.03(b) and 2.03(c)) shall be converted into the right to receive (A) in cash, without interest, an amount equal to the Per Preferred Share Cash Consideration and (B) the number of shares of Parent Common Stock equal to the Per Preferred Share Stock Consideration; provided that the aggregate cash consideration payable to any Stockholder pursuant to this Section 2.03(a) shall be reduced by such Stockholder’s Pro Rata Portion of the Escrow Amount to be withheld pursuant to Section 2.07. As of the Effective Time, all such shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Per Share Consideration and the right to receive any dividends or other distributions pursuant to Section 2.04(f) and any cash in lieu of any fractional share of Parent Common Stock pursuant to Section 2.14, in each case to be issued or paid in accordance with Section 2.04, without interest;
(b)    each share of Company Stock held by the Company as treasury stock or owned by Parent immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;
(c)    each share of Company Stock held by any Subsidiary of either the Company or Parent at the Effective Time shall be converted into such number of shares of stock of the Surviving Corporation such that each such Subsidiary owns the same percentage of the outstanding capital stock of the Surviving Corporation immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time; and
(d)    each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted.
Section 2.04.    Surrender and Payment. 2. Prior to the Effective Time, Parent shall appoint an agent (the “Exchange Agent”) for the purpose of exchanging for the Per Share Consideration (a) certificates representing shares of Company Stock (the “Certificates”) or (b) uncertificated shares of Company Stock

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(the “Uncertificated Shares”). Parent shall make available to the Exchange Agent, as needed, the Per Share Consideration to be paid in respect of the Certificates and the Uncertificated Shares. Within one a) Business Day after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each holder of shares of Company Stock at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent, and which shall be in customary form mutually agreeable to the Company and Parent) for use in such exchange.
(a)    Each holder of shares of Company Stock that have been converted into the right to receive the Per Share Consideration shall be entitled to receive, upon (c) surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, or (d) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Per Share Consideration in respect of the Company Stock represented by a Certificate or Uncertificated Share. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Per Share Consideration and the right to receive any dividends or other distributions pursuant to Section 2.04(f). The shares of Parent Common Stock constituting part of the Per Share Consideration, at Parent’s option, shall be in uncertificated book-entry form, unless a physical certificate is requested by a holder of shares of Company Stock or is otherwise required under Applicable Law.
(b)    If any portion of the Per Share Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (e) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (f) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.
(c)    After the Effective Time, there shall be no further registration of transfers of shares of Company Stock. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the Per Share Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

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(d)    Any portion of the aggregate Per Share Consideration made available to the Exchange Agent pursuant to Section 2.04(a) that remains unclaimed by the holders of shares of Company Stock six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Stock for the Per Share Consideration in accordance with this Section 2.04 prior to that time shall thereafter look only to Parent for payment of the Per Share Consideration, and any dividends and distributions with respect thereto pursuant to Section 2.04(f), in respect of such shares without any interest thereon. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company Stock two years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by Applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.
(e)    No dividends or other distributions with respect to securities of Parent constituting part of the Per Share Consideration, and no cash payment in lieu of fractional shares as provided in Section 2.14, shall be paid to the holder of any Certificates not surrendered or of any Uncertificated Shares not transferred until such Certificates or Uncertificated Shares are surrendered or transferred, as the case may be, as provided in this Section. Following such surrender or transfer, there shall be paid, without interest, to the Person in whose name the securities of Parent have been registered, (g) at the time of such surrender or transfer, the amount of any cash payable in lieu of fractional shares to which such Person is entitled pursuant to Section 2.14 and the amount of all dividends or other distributions with a record date after the Effective Time previously paid or payable on the date of such surrender with respect to such securities, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and prior to surrender or transfer and with a payment date subsequent to surrender or transfer payable with respect to such securities.
Section 2.05.    Company Stock Options. 3. At or immediately prior to the Effective Time, by virtue of the Merger and without any further action by any party or any holder of Company Stock Options, each Company Stock Option outstanding as of immediately prior to the Effective Time, whether or not exercisable or vested, shall be canceled, and each holder thereof shall cease to have any rights with respect thereto, other than the right to receive, in respect of each share of Company Common Stock that would be obtainable upon exercise of a vested Company Stock Option (whether vested by its terms or by virtue of action taken by the Company), (a)

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an amount in cash, without interest, equal to the excess of the Per Common Equivalent Cash Consideration over the Applicable Exercise Price and (b) the Per Common Equivalent Stock Consideration (such cash and Parent Common Stock, together, the “Per Option Consideration”). Parent shall pay or cause the Surviving Corporation to pay the aggregate Per Option Consideration on the first regular payroll date of the Surviving Corporation following the Effective Time.
(a)    Prior to the Effective Time, the Company shall (c) obtain any consents from the Option Holders and (d) make any amendments to the terms of such stock option or compensation plans or arrangements that are necessary to give effect to the transactions contemplated by this Section 2.05. Notwithstanding any other provision of this Section 2.05, payment may be withheld in respect of any Company Stock Option until such necessary consents are obtained.
(b)    The Company shall take all action necessary to ensure that all outstanding and vested Company Stock Options are either (e) exercised in full and the exercise price with respect thereto is delivered to the Company in cash or by check prior to the Effective Time, or (f) cancelled and extinguished as of immediately prior to the Effective Time.
Section 2.06.    Company Warrants. 4. At the Effective Time, by virtue of the Merger and without any further action by any party or any holder of Company Warrants, (a) each Common Stock Warrant outstanding as of immediately prior to the Effective Time shall be canceled, and each holder thereof shall cease to have any rights with respect thereto, other than the right to receive, in respect of each share of Company Common Stock that would be obtainable upon exercise of such Common Stock Warrant as of immediately prior to the Effective Time, (A) an amount in cash, without interest, equal to the excess of the Per Common Equivalent Cash Consideration over the Applicable Exercise Price and (B) the Per Common Equivalent Stock Consideration (such cash and Parent Common Stock, together, the “Per Share Common Warrant Consideration”) (b) each Preferred Stock Warrant outstanding as of immediately prior to the Effective Time shall be canceled, and each holder thereof shall cease to have any rights with respect thereto, other than the right to receive, in respect of each share of Company Preferred Stock that would be obtainable upon exercise of such Preferred Stock Warrant as of immediately prior to the Effective Time, (A) an amount in cash, without interest, equal to the excess of the Per Preferred Share Cash Consideration over the Applicable Exercise Price and (B) the Per Preferred Share Stock Consideration

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(such cash and Parent Common Stock, together, the “Per Share Preferred Warrant Consideration”, and together with the Per Share Common Warrant Consideration, whichever is applicable, the “Per Share Warrant Consideration”); provided that the aggregate cash consideration payable to any Warrant Holder pursuant to this Section 2.06(a) shall be reduced by such Warrant Holder’s Pro Rata Portion of the Escrow Amount to be withheld pursuant to Section 2.07).
(a)    Prior to the Effective Time, the Company shall (c) obtain any consents from the Warrant Holders and (d) make any amendments to the terms of such Company Warrants that are necessary to give effect to the transactions contemplated by this Section 2.06. Notwithstanding any other provision of this Section 2.06, payment may be withheld in respect of any Company Warrant until such necessary consents are obtained.
(b)    The Company shall take all action necessary to ensure that all Company Warrants are either (e) exercised in full and the exercise price with respect thereto is delivered to the Company in cash or by check prior to the Effective Time, or (f) cancelled and extinguished as of immediately prior to the Effective Time.
Section 2.07.    Indemnification Escrow. An amount equal to the sum of the General Escrow Amount and the Equityholder Representative Escrow Amount shall be withheld from the aggregate cash consideration payable to the Equityholders pursuant to Sections 2.03(a) and Section 2.06(a), as applicable, and treated in accordance with this Section 2.07. At the Closing, the Equityholder Representative, Parent and the Escrow Agent shall execute the Escrow Agreement. On the Closing Date, Parent, on behalf of the Equityholders, shall deliver the Escrow Amount to the Escrow Agent in immediately available funds by wire transfer deposit. The Equityholder Representative Escrow Amount delivered to the Escrow Agent shall be deposited in a separate account (the “Equityholder Representative Escrow Account”) to be held in escrow to fund the out-of-pocket costs and expenses of the Equityholder Representative pursuant to the provisions of the Escrow Agreement. The General Escrow Amount plus any interest and other income earned thereon (net of any distributions pursuant to the terms of this Agreement and the Escrow Agreement) being held in escrow from time to time pursuant to the Escrow Agreement (the “General Escrow Fund”) shall be held by the Escrow Agent in a dedicated escrow account (the “General Escrow Account”) as security for the indemnification obligations of the Equityholders provided for in Article 10, pursuant to the terms of the Escrow Agreement and shall be disbursed in accordance with the terms thereof.

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Section 2.08.    Allocation Certificate. 5. Three Business Days prior to the Closing Date, the Company shall deliver to Parent a certificate (the “Allocation Certificate”) of the Company signed by the Chief Executive Officer of the Company certifying as to the accuracy and completeness, in each case as of the Closing, of:
(i)    the Company’s good faith estimate of the Closing Adjustment (the “Estimated Closing Adjustment”);
(ii)    (1) the Company’s calculation of the Aggregate Consideration Value, (2) the amount of cash and stock consideration payable or issuable pursuant to Section 2.03(a) in respect of each share of Company Common Stock and Company Preferred Stock, (3) the applicable Per Share Option Consideration in respect of each Company Stock Option and (4) the applicable Per Share Warrant Consideration in respect of each Company Warrant, in each case based upon the Estimated Closing Adjustment;
(iii)    the name and mailing address and, if available, e-mail address, of each Equityholder and Option Holder as set forth in the Company’s records;
(iv)    (5) the aggregate amount of cash and stock consideration payable or issuable to each Equityholder and Option Holder after the Effective Time, (6) each Equityholder’s Pro Rata Portion of the Escrow Amount, and (7) any required withholding (if any) with respect to each Equityholder and Option Holder, in each case, as applicable, based upon the Estimated Closing Adjustment; and
(v)    the date that each Equityholder acquired the shares of Company Common Stock and Company Preferred Stock Common or Preferred Stock and, if acquired after January 1, 2011, the cost basis of such shares.
(b)    The Company shall promptly deliver to Parent such further information with respect to the calculations of the Allocation Certificate as Parent may reasonably request. The Allocation Certificate shall be deemed the definitive calculation of the amounts payable to the Equityholders and Option Holders, in connection with the Merger and the disbursement thereof, except with respect to such adjustments as may otherwise be provided under this Agreement. Parent shall be entitled to rely on the Allocation Certificate for all such disbursements and upon such disbursements shall have no responsibility or liability on account of its acting in accordance with same.
Section 2.09.    Finalization of the Closing Adjustment.

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(a)    As promptly as practicable, but no later than 90 days, after the Closing Date, Parent will cause to be prepared and delivered to the Equityholder Representative Parent’s calculation of the Closing Adjustment.
(b)    If the Equityholder Representative disagrees with Parent’s calculations delivered pursuant to Section 2.09(a), the Equityholder Representative may, within 30 days after delivery of the calculations referred to in Section 2.09(a), deliver a notice to Parent disagreeing with such calculations and setting forth the Equityholder Representative’s calculation of such amounts. Any such notice of disagreement shall specify those items or amounts as to which the Equityholder Representative disagrees, and the Equityholder Representative, on behalf of the Equityholders, shall be deemed to have agreed with all other items and amounts contained in the calculations delivered pursuant to Section 2.09(a).
(c)    If a notice of disagreement shall be delivered pursuant to Section 2.09(b), Parent and the Equityholder Representative shall, during the 20 days following such delivery, use their reasonable best efforts to reach agreement on the disputed items or amounts in order to determine the amount of the Closing Adjustment, which amounts shall not be less than the amounts thereof shown in Parent’s calculations delivered pursuant to Section 2.09(a) nor more than the amounts thereof shown in the Equityholder Representative’s calculations delivered pursuant to Section 2.09(b). If, during such period, Parent and the Equityholder Representative are unable to reach such agreement, they shall promptly thereafter cause a firm of independent accountants of nationally recognized standing reasonably satisfactory to Parent and the Equityholder Representative to review this Agreement and the disputed items or amounts for the purpose of calculating the Closing Adjustment. In making such calculation(s), such independent accountants shall consider only those items or amounts in Parent’s calculations of the Closing Adjustment as to which the Equityholder Representative has disagreed. Such independent accountants shall deliver to Parent and the Equityholder Representative, as promptly as practicable, a report setting forth such calculation(s). Such report shall be final and binding upon Parent, the Equityholder Representative and the Equityholders. The cost of such review and report shall be borne equally by Parent, on the one hand, and the Equityholders, on the other hand.
(d)    “Final Closing Adjustment” means the Closing Adjustment as shown in Parent’s calculation delivered pursuant to Section 2.09(a), if no notice of disagreement with respect thereto is timely delivered pursuant to Section 2.09(b); or if such a notice of disagreement is timely delivered, as agreed by Parent and the Equityholder Representative pursuant to Section 2.09(c) or in the absence of such agreement, as shown in the independent accountant’s calculation delivered pursuant to Section 2.09(c); provided that, in no event shall the Final Closing Adjustment be less than Parent’s calculation of the Closing Adjustment delivered

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pursuant to Section 2.09(a) or more than the Equityholder Representative’s calculation of the Closing Adjustment delivered pursuant to Section 2.09(b).
(e)    Parent and the Equityholder Representative agree that they will, and agree to cause their respective independent accountants and the Surviving Corporation to, cooperate and assist in the preparation of the calculation of the Closing Adjustment and in the conduct of the audits and reviews referred to in this Section, including the making available to the extent necessary of books, records, work papers and personnel (including by electronic means, to the extent available).
Section 2.10.    Payments Following Finalization of the Closing Adjustment.
(a)    If the Final Closing Adjustment exceeds the Estimated Closing Adjustment, each of the Equityholders shall be liable for such Equityholder’s Pro Rata Portion of such excess, and such amounts shall be paid out of the General Escrow Fund. If the Estimated Closing Adjustment exceeds the Final Closing Adjustment, the Parent shall pay to each Equityholder the amount of such Equityholder’s Pro Rata Portion of such excess. If the Final Closing Adjustment is equal to the Estimated Closing Adjustment, no payments shall be made pursuant to this Section 2.10.
(b)    Any payment to the Equityholders or Parent pursuant to Section 2.10(a) shall be made within 10 Business Days after the Final Closing Adjustment has been determined, subject to the other provisions of Article 2 and this Agreement. In the case of payments by the Equityholders (to the extent the General Escrow Fund has been exhausted), such payments shall be made by delivery to Parent of a certified or official bank check payable in immediately available funds or by causing such payments to be credited to such account of Parent as may be designated by Parent.
Section 2.11.    Dissenting Shares. Notwithstanding Section 2.03(a), any shares of Company Stock outstanding immediately prior to the Effective Time and held by a Stockholder immediately prior to the Effective Time who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has demanded appraisal for such shares in accordance with Delaware Law and who has not failed to perfect, withdrawn or otherwise lost the right to appraisal under Delaware Law (collectively, the “Dissenting Shares”) shall not be converted into a right to receive the Per Share Consideration. If, after the Effective Time, any holder of Dissenting Shares fails to perfect, withdraws or loses the right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Per Share Consideration in accordance with this Article 2. The Company shall give Parent

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prompt notice of any demands received by the Company for appraisal of shares of Company Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands. Notwithstanding the foregoing, to the extent that Parent or the Company (b) makes any payment or payments in respect of any Dissenting Share in excess of the consideration that otherwise would have been payable in respect of such shares in accordance with this Agreement or (c) incurs any other costs or expenses, (including specifically, but without limitation, attorneys’ fees, costs and expenses in connection with any action or proceeding or in connection with any investigation) in respect of any Dissenting Shares (excluding payments for such shares) (together “Dissenting Share Payments”), then Parent shall be entitled to recover under the terms of Section 10.02 hereof such Dissenting Share Payments, whether paid or incurred before or after the Effective Time by the Company or Parent.
Section 2.12.    Securities Laws Matters. 6. Pursuant to Section 8.02, the parties hereto intend that the Stock Consideration shall be issued pursuant to a permit qualifying such securities (the “CSL Permit”) pursuant to Section 25121 of California Corporate Securities Law of 1968 (the “CSL”) such that the issuance of the Stock Consideration shall be exempt pursuant to Section 3(a)(10) of the 1933 Act from the registration requirements of Section 5 of the 1933 Act.
(a)    If (A) the Commissioner of Corporations of the State of California (the “Commissioner”) denies the CSL Permit or Parent does not receive the CSL Permit within ninety (90) days following the execution of this Agreement and (B) (i) the Registration Statement is not filed with the SEC within the number of days specified under Section 8.02(b) or declared effective by the SEC within 60 days of the initial filing, or (ii) if Parent so elects in accordance with Section 8.02(b), then in respect of each share of Parent Common Stock to which a holder of Company Common Stock, Company Preferred Stock, Company Stock Options, Common Stock Warrants or Preferred Stock Warrants would otherwise be entitled under Sections 2.03, 2.06 and Section 2.06, Parent shall pay, in lieu and in full satisfaction thereof, an amount in cash, without interest, equal to the Per Parent Share Stock Value.
Section 2.13.    Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company or Parent shall occur, including by reason of any reclassification, recapitalization,

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stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, but excluding any change that results from any exercise of Company Stock Options outstanding as of the date hereof or the Company Warrants, then the Per Common Equivalent Cash Consideration, Per Common Equivalent Stock Consideration, Per Option Consideration, Per Share Common Warrant Consideration, Per Share Preferred Warrant Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.
Section 2.14.    Fractional Shares. No fractional shares of Parent Common Stock shall be issued in the Merger. All fractional shares of Parent Common Stock that a holder of shares of Company Stock, Company Stock Options or Company Warrants would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash without interest determined by multiplying the Per Parent Share Stock Value by the fraction of a share of Parent Common Stock to which such holder would otherwise have been entitled.
Section 2.15.    Withholding Rights. Notwithstanding any provision contained herein to the contrary, each of the Exchange Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 2 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign Tax law. If the Exchange Agent, the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock, Company Stock Options or Company Warrants in respect of which the Exchange Agent, the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.
Section 2.16.    Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, but not more than $100, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Per Share Consideration to be paid in respect of the shares of Company Stock represented by such

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Certificate, as contemplated by this Article 2.
Section 2.17.    Tax Treatment. The parties hereto acknowledge and agree that the Merger will not qualify as a “reorganization” described in Section 368(a) of the Code.
ARTICLE 3
THE SURVIVING CORPORATION
Section 3.01.    Certificate of Incorporation. The certificate of incorporation of the Company in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with Applicable Law; provided that, at the Effective Time, such certificate of incorporation shall be amended and restated as set forth in Exhibit C.
Section 3.02.    Bylaws. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law.
Section 3.03.    Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (a) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Subject to Section 13.11, except as set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to Parent as of the date hereof and as of the Closing Date that:
Section 4.01.    Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have,

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individually or in the aggregate, a Material Adverse Effect on the Company. The Company has heretofore made available to Parent true and complete copies of the Company Certificate of Incorporation and bylaws of the Company as currently in effect.
Section 4.02.    Corporate Authorization. 7. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate powers and, except for the required approval of the Stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The adoption and approval of this Agreement by the holders of (a) a majority of the total number of issued and outstanding shares of Company Common Stock and Company Preferred Stock, on an as-converted basis, voting together as a single class and (ii) 66.7% of the issued and outstanding shares of Company Preferred Stock (subclause (i) and (ii), the “Company Stockholder Approval”) constitutes all of the votes, consents and approvals required of the Stockholders for the authorization, execution and delivery of this Agreement by the Company and the performance by the Company of the Merger and the other transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
(f)    At a meeting duly called and held, or by unanimous written consent, the Company Board has (b) unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Stockholders, (c) unanimously approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, and (iii) unanimously resolved to recommend approval and adoption of this Agreement by the Stockholders (the “Company Board Approval”) and no other corporate actions on the part of the Company Board are necessary in connection with the authorization, execution and delivery of this Agreement by the Company and the performance by the Company of the Merger and the other transactions contemplated hereby. The Company has delivered to Parent a certified copy of the Company Board Approval which has not been, and at the Closing will not have been, revoked, rescinded or amended.
Section 4.03.    Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the

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transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority other than (d) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (e) compliance with any applicable requirements of the HSR Act and of laws analogous to the HSR Act existing in foreign jurisdictions, (f) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and any other applicable state or federal securities laws, and (g) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.
Section 4.04.    Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (h) contravene, conflict with, or result in any violation or breach of any provision of the Company Certificate of Incorporation or bylaws of the Company, (i) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (j) assuming compliance with the matters referred to in Section 4.03, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (k) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.
Section 4.05.    Capitalization. 8. The authorized capital stock of the Company consists of 60,000,000 shares of Company Common Stock and 25,000,000 shares of Company Preferred Stock. As of the date hereof, there are outstanding 1,194,604 shares of Company Common Stock and 19,500,000 shares of Company Preferred Stock. The Company has reserved 9,496,391 shares of Company Common Stock for issuance pursuant to the Company

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Equity Plan and Common Stock Warrants, of which 287,544 shares are outstanding pursuant to option exercises through the date hereof, 5,166,799 shares are subject to outstanding unexercised options as of the date hereof, 3,800,000 shares are subject to the Common Stock Warrants and 242,048 shares remain available for future grant as of the date hereof. The Company has also reserved 1,830,000 shares of Company Preferred Stock and 1,830,000 shares of Company Common Stock for issuance pursuant to the Preferred Stock Warrants and for conversion following the exercise thereof. All outstanding shares of capital stock of the Company and all outstanding Company Stock Options have been offered, sold, issued and delivered by the Company in all material respects in compliance with all Applicable Laws.
(a)    Except as set forth in this Section 4.05 and for changes after the date hereof resulting from the exercise of Company Stock Options outstanding as of the date hereof and the Company Warrants, there are no outstanding (a) shares of capital stock or voting securities of the Company, (b) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (c) options or other rights to acquire from the Company, or undertakings, promises or other obligations, written or oral, of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or (d) restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities or ownership interests in the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities, and the Company Securities are not subject to preemptive rights created by statute, the Company Certificate of Incorporation or bylaws of the Company or any agreement to which the Company is a party or by which it is bound. In addition, there are no declared or accrued unpaid dividends with respect to any shares of the Company Stock.
(b)    Except for the Company Voting Agreement and the Company Right of First Refusal and Co-Sale Agreement, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company or any other matters involving any securities of the Company, including with respect to the registration, sale or transfer (including agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any Company Stock, to which the Company or any of its Subsidiaries is a party, by which the Company or any of its Subsidiaries is bound, or of which the Company has knowledge.

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(c)    Except for the Company Equity Plan, a copy of which, together with all forms of agreement pursuant to which the Company Stock Options have been granted under the Company Equity Plan, has been made available to Parent prior to the date hereof, neither the Company nor any of its Subsidiaries has adopted or maintains any stock option plan or other plan providing for equity compensation to any Person. The Company Equity Plan has been duly authorized, approved and adopted by the Company Board and the Stockholders and is in full force and effect.
Section 4.06.    Ownership of Shares, Stock Options; Warrants. 9. As of the date hereof, all of the outstanding shares of Company Stock are owned of record by the Persons, with the addresses and in the respective amounts, set forth in Schedule 4.06(a) of the Company Disclosure Schedule. No Subsidiary of the Company owns any shares of the capital stock of the Company.
(c)    Schedule 4.06(b) of the Company Disclosure Schedule sets forth in respect of each Company Stock Option outstanding as of the date hereof, (a) the name of the holder of such option, the state or foreign jurisdiction of domicile of such holder as set forth in the Company records, and whether such holder is an employee of the Company or any of its Subsidiaries, (b) the date of grant or issuance of such option, (c) the number of shares of Company Common Stock subject to such option, (d) the exercise price of such option, (e) the vesting schedule for such option, including the extent vested to the date of this Agreement and whether and to what extent the exercisability of such option will be accelerated and become exercisable as a result of the transactions contemplated by this Agreement, and (f) whether such Company Stock Option is an “incentive stock option,” within the meaning of Section 422 of the Code, or a nonqualified stock option.
(d)    Schedule 4.06(c) of the Company Disclosure Schedule sets forth sets forth in respect of each Company Warrant, (g) the name of the holder of such warrant, the state or foreign jurisdiction of domicile of such holder as set forth in the Company records, (h) the date of grant or issuance of such warrant, (i) the number of shares of Company Common Stock or Company Preferred Stock subject to such warrant and (j) the exercise price of such warrant.
Section 4.07.    Subsidiaries. 10. Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization, has all organizational powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Each such

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Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. All Subsidiaries of the Company and their respective jurisdictions of incorporation are identified in Schedule 4.07 of the Company Disclosure Schedule. The Company has heretofore delivered to Parent true and complete copies of the certificate of incorporation and bylaws, or similar organizational documents, of each Subsidiary as in effect on the date hereof.
(f)    All of the outstanding capital stock of or other voting securities of, or ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no issued, reserved for issuance or outstanding (a) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (b) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company or (c) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. Except for the capital stock or other voting securities of, or ownership interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other voting securities of, or ownership interests in, any Person.
Section 4.08.    Financial Statements; Allocation Certificate. 11. The audited consolidated balance sheets as of December 31, 2011, 2010 and 2009 and the related audited consolidated statements of income and cash flows for each of the fiscal years then ended (and the related notes thereto), and the unaudited interim consolidated balance sheet as of June 30, 2012 and the related unaudited interim consolidated statements of income and cash flows for the six months

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then ended of the Company and its Subsidiaries attached hereto as Schedule 4.08(a) of the Company Disclosure Schedule (collectively, the “Company Financial Statements”) (a) are accurate and complete in all material respects and have been prepared from the books and records of the Company and in accordance with GAAP applied on a consistent basis throughout the periods indicated and consistent with each other, except for the absence of footnotes, and (b) fairly present, in all material respects, in accordance with GAAP applied on a consistent basis and the books and records of the Company, the consolidated financial position, assets and liabilities, results of operations and cash flows of the Company and its Subsidiaries as of the dates and for the periods indicated therein, subject, in the case of the unaudited interim Company Financial Statements, to normal year-end adjustments, which were not material in amount or significance. The Company maintains a system of internal controls over financial reporting that is adequate to the business of the Company as currently conducted. The Company has delivered to Parent or its Representatives true and complete copies of the Company Financial Statements.
(c)    The Company and each of its Subsidiaries have in place systems and processes that are customary for a company at the same stage of development as the Company and that are designed to (c) provide reasonable assurances regarding the reliability of the Company Financial Statements, and (d) in a timely manner accumulate and communicate to Company’s principal executive officer and principal financial officer the type of information that would be required to be disclosed in the Company Financial Statements. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of their respective Representatives has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the adequacy of such systems and processes or the accuracy or integrity of the Company Financial Statements. To the Company’s knowledge, there have been no instances of fraud by the Company or any of its Subsidiaries, whether or not material, that occurred during any period covered by the Company Financial Statements.
(d)    During the periods covered by the Company Financial Statements, the Company’s external auditor was independent of the Company and its management. Schedule 4.08(c) of the Company Disclosure Schedule sets forth each written report by the Company’s external auditors to the Company Board, or any committee thereof, or the Company’s management concerning any period covered by the Company Financial Statements. The Company’s revenue recognition policy is consistent with GAAP.

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(e)    Each of the items included in the Estimated Closing Adjustment was prepared and calculated using the same accounting methodologies, principles and procedures applied by the Company in the preparation of the Company Balance Sheet and the formulation of the Minimum Adjusted Closing Working Capital Target.
(f)    The financial statements of MicroProbe China for the year ended December 31, 2011 and the six months ended June 30, 2012 attached hereto as Schedule Section 4.08(e) of the Company Disclosure Schedule (the “MicroProbe China Financial Statements”) (i) are accurate and complete in all material respects and have been prepared from the books and records of MicroProbe China and in accordance with GAAP applied on a consistent basis throughout the periods indicated and consistent with each other, except for the absence of footnotes, and (ii) fairly present, in all material respects, in accordance with GAAP applied on a consistent basis and the books and records of the MicroProbe China, the financial position, assets and liabilities, results of operations and cash flows of MicroProbe China as of the dates and for the periods indicated therein, except for the absence of footnotes, and subject, in the case of the financial statements for the six months ended June 30, 2012, to normal year-end adjustments, which were not material in amount or significance. MicroProbe China maintains a system of internal controls over financial reporting that is adequate to the business of MicroProbe China as currently conducted. The Company has delivered to Parent or its Representatives true and complete copies of the MicroProbe China Financial Statements.
Section 4.09.    Disclosure Documents. 12. The Soliciting Materials and Stockholder Notice, including any amendments or supplements thereto, will, at the time such documents are first mailed to the Stockholders (a) comply as to form in all material respects with the applicable requirements of Delaware Law, and (b) not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09(a) will not apply to statements or omissions included in the Soliciting Materials or Stockholder Notice based upon information furnished to the Company in writing by Parent or its Representatives specifically for use therein.
(a)    None of the information supplied in writing by the Company or its Representatives for inclusion or incorporation by reference in (c) the application for a CSL Permit to be filed with the Commissioner pursuant to Section 25121 of the CSL, in connection with any issuance of Parent Common Stock as provided under Article 2, including the disclosure documents relating thereto (the “Permit Application”), will, at the time the Permit Application is filed with the

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Commissioner and at the time the of hearing pursuant to section 25142 of the CSL (the “Fairness Hearing”) is held, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading or (d) any registration statement on Form S-4 of Parent registering the issuance of the Stock Consideration pursuant to the terms of this Agreement (together with any amendments or supplements thereto, the “Registration Statement”) will, at the time the Registration Statement or any amendment or supplement becomes effective, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading..
Section 4.10.    Absence of Certain Changes.
(b)    Since the Company Balance Sheet Date, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.
(c)    From the Company Balance Sheet Date until the date hereof, other than the grant of stock options disclosed on Schedule Section 4.10 of the Company Disclosure Schedule, there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of Section 6.01.
Section 4.11.    No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation, other than:
(a)    liabilities or obligations disclosed and provided for in the Company Balance Sheet or in the notes thereto; and
(b)    other undisclosed liabilities which, individually or in the aggregate, are not material to the Company and its Subsidiaries, taken as a whole;
(c)    liabilities incurred since the Company Balance Sheet Date in the ordinary course of business consistent with past practice;

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(d)    liabilities disclosed in the Company Disclosure Schedule; and
(e)    liabilities directly incurred under the terms of this Agreement.
Section 4.12.    Material Contracts. 13. As of the date hereof, none of the Company or any of its Subsidiaries is a party to or bound by:
(i)    any lease (whether of real or personal property) providing for annual rentals of $100,000 or more;
(ii)    any agreement for the purchase of materials, supplies, goods, services, equipment or other assets providing for either (1) annual payments by the Company and its Subsidiaries of $100,000 or more or (2) aggregate payments by the Company and its Subsidiaries of $250,000 or more;
(iii)    any license, sales, rental, distribution or other similar agreement providing for the license, sale, rental or distribution by the Company or any of its Subsidiaries of technology, materials, supplies, goods, services, equipment or other assets that expressly provides for (or would reasonably be expected to result in) either annual payments to the Company or any of its Subsidiaries of $100,000 or more or aggregate payments to the Company or any of its Subsidiaries of $250,000 or more;
(iv)    any agreement for the purchase or license of technology, materials, supplies, goods, services, equipment or other tangible or intangible assets that provides for (or would reasonably be expected to result in) either annual payments by the Company or any of its Subsidiaries of $100,000 or more or aggregate payments by the Company or any of its Subsidiaries of $250,000 or more;
(v)    any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);
(vi)    any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with an aggregate outstanding principal amount not exceeding $100,000 and which may be prepaid on not more than 30 days’ notice without the payment of any penalty;
(vii)    any agency, dealer, sales representative, marketing or other similar agreement;

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(viii)    any consulting, services, development or collaboration agreement or other agreement for development, commercialization, marketing or sales of products and services for the Company or any of its Subsidiaries, including joint ventures;
(ix)    any agreement that limits the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Surviving Corporation, Parent or any of Parent’s Affiliates after the Closing Date;
(x)    any agreement providing for indemnification by the Company or any of its Subsidiaries, or in favor of the Company or any of its Subsidiaries, other than indemnification provisions arising in the ordinary course of business and consistent with past practices, including without limitation in purchase orders, customer agreements or indemnities of lessors (other than any Affiliate) under any leases;
(xi)    any material agreement containing a “most favored nation” or similar provision or providing for minimum purchase or sale obligations;
(xii)    any agreement with (3) any Stockholder or any of its Affiliates, (4) any Person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of any Stockholder or any of its Affiliates, (5) any Person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by any Stockholder or any of its Affiliates or (6) any director or officer of any Stockholder or any of its Affiliates or any “associates” or members of the “immediate family” (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the 1934 Act) of any such director or officer;
(xiii)    any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, Company Securities or debt instruments, or any undertaking, promise or other obligation, written or oral, of the Company or any of its Subsidiaries to issue any Company Securities or Company Subsidiary Securities;
(xiv)    any shareholders agreement or similar agreement with or among the Stockholders, including any agreement that provides for preemptive rights or imposes any limitation or restriction on Company Stock, including any restriction on the right of a Stockholder to vote, sell or otherwise dispose of such Company Stock; or

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(xv)    any other agreement, commitment, arrangement or plan not made in the ordinary course of business that is material to the Company and its Subsidiaries, taken as a whole.
(b)    Each agreement, contract, plan, lease, arrangement or commitment disclosed in any Section of the Company Disclosure Schedule, or required to be disclosed pursuant to this Section 4.12 or which would have been required to be so disclosed had it been in existence as of the date of this Agreement (each, a “Material Contract”) is in full force and effect and is valid, binding and enforceable in accordance with its terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. The Company and its Subsidiaries are in compliance in all material respects with and have not materially breached, violated or defaulted under, or received notice that they have materially breached, violated or defaulted under, in any material respect, any of the terms or conditions of any Material Contract, nor does the Company have knowledge of any event or occurrence that would constitute such a material breach, violation or default (with or without the lapse of time, giving of notice or both) by the Company or any of its Subsidiaries or knowledge of any material breach, violation or default (with or without the lapse of time, giving of notice or both) by any Third Party. The Company has delivered to Parent prior to the date hereof accurate and complete copies of all Material Contracts in existence as of the date hereof.
(c)    No Person is renegotiating, or has a right (absent any default or breach of a Material Contract) pursuant to the terms of any Material Contract to renegotiate, any material amount paid or payable to the Company or any of its Subsidiaries under any Material Contract or any other material term or provision of any Material Contract. None of the Company or any of its Subsidiaries has received any written or verbal indication of an intention to terminate any Material Contract by any of the parties to any Material Contract.
(d)    The transactions contemplated by this Agreement will not give rise to any notice or consent requirements or rights of termination under any Material Contract.
Section 4.13.    Litigation. Other than litigation between Parent and the Company’s subsidiary Micro-Probe Incorporated, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of the Company, threatened against or affecting, the Company, any Subsidiary of the Company, any present or former officer, director or employee of the Company or any Subsidiary of the Company or any Person for whom the Company or any Subsidiary of the Company may be liable or any of their respective properties before (or, in the case of threatened actions, suits, investigations or proceedings, would be before) or by

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any Governmental Authority or arbitrator, that, if determined or resolved adversely in accordance with the plaintiff’s demands, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.
Section 4.14.    Compliance with Laws and Court Orders. The business of the Company and its Subsidiaries is and has at all times since its inception been conducted in compliance with Applicable Law except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on the Company. None of the Company or any of its Subsidiaries is in violation of, and to the knowledge of the Company, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any Applicable Law that would reasonably be expected to have a Material Adverse Effect on the Company. The Company and its Subsidiaries have taken commercially reasonable steps to ensure that their respective employees, agents and partners comply in all material respects with Applicable Law. There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against the Company or any of its Subsidiaries.
Section 4.15.    Assets and Properties. (7) The Company and its Subsidiaries have good and marketable, indefeasible, fee simple title to, or in the case of leased property and assets have valid leasehold interests in, all property and assets (whether real, personal, tangible or intangible) reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date, except for properties and assets sold since the Company Balance Sheet Date in the ordinary course of business consistent with past practices. None of such property or assets is subject to any Lien, other than the Permitted Liens.
(a)    There are no developments affecting any such property or assets pending or, to the knowledge of the Company threatened, which might materially detract from the value, materially interfere with any present or intended use or materially adversely affect the marketability of any such property or assets.
(b)    Schedule 4.15(c) of the Company Disclosure Schedule sets forth a list of all real property currently leased, subleased or licensed by or from the Company or any of its Subsidiaries or otherwise used or occupied by the Company or any of its Subsidiaries for the operation of its business. Neither the Company nor any of its Subsidiaries owns any real property.
(c)    The manufacturing facilities, buildings, structures and equipment owned by the Company and its Subsidiaries have no material defects, are in good

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operating condition and repair and, in the case of manufacturing facilities, buildings and other structures (including the roofs thereof), are structurally sound. The manufacturing facilities, buildings, structures and equipment owned by the Company and its Subsidiaries have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted), and are adequate and suitable for their present and intended uses.
(d)    The manufacturing facilities, buildings and structures owned by the Company and its Subsidiaries currently have access to (i) public roads or valid easements over private streets or private property for such ingress to and egress from all such manufacturing facilities, buildings and structures and (ii) water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, in each case as is necessary for the conduct of the businesses of the Company and its Subsidiaries as heretofore conducted and as presently planned to be conducted by Parent. To the knowledge of the Company, none of the structures on any such owned or leased real property encroaches upon real property of another Person, and no structure of any other Person substantially encroaches upon any of such owned or leased real property.
(e)    To the knowledge of the Company, such real property, and its continued use, occupancy and operation as currently used, occupied and operated, does not constitute a nonconforming use under all applicable building, zoning, subdivision and other land use and similar Applicable Law.
(f)    The property and assets owned or leased by the Company or any of its Subsidiaries, or which they otherwise have the right to use, constitute all of the property and assets used or held for use in connection with the business of the Company or any of its Subsidiaries and are adequate to conduct such businesses as currently conducted.
Section 4.16.    Products and Services. 14. Each of the products produced or sold by the Company or any of its Subsidiaries (collectively, the “Company Products”) is, and at all times up to and including the sale thereof has been, (i) in compliance in all material respects with the terms and requirements of any express or, to the extent not properly disclaimed, implied warranty or other contract between the Company or any of its Subsidiaries and such Person, (ii) in conformance in all material respects with any affirmations of fact made by Company in connection with its sale, and (iii) in compliance in all material respects with all Applicable Laws. Except for any deficiencies that can be corrected without incurring expense materially in excess of the Company’s warranty reserves, each Company Product that has been sold by the Company or any of its Subsidiaries to any Person, other than products designed by a Third

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Party as to which the Company has full recourse with respect to design defects, was free of any design defects, construction defects or other defects or deficiencies at the time of sale. To the knowledge of the Company, no Company Product has been the subject of any recall or other similar action, and no event has occurred, and to the Company’s knowledge no condition or circumstance exists, that could (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.
(a)    All services provided by the Company or any of its Subsidiaries to any third party (collectively, the “Company Services”) have been performed in conformity in all material respects with the terms and requirements of all applicable express warranties or other contract between the Company or any of its Subsidiaries and such Person, and in all material respects with all Applicable Laws. Schedule 4.16(b) of the Company Disclosure Schedule sets forth all agreements that obligate the Company or any of its Subsidiaries to provide Company Services after the date hereof that contains any fixed price, maximum fee, cap or other provision that provides for payment other than on an unrestricted “time and materials” basis, the applicable fee and rate structure and payment terms for the Company Services provided thereunder, and a summary of the Company’s and such Subsidiaries’ remaining commitments and milestones or other delivery or time for performance requirements thereunder. Neither the Company nor any of its Subsidiaries has any “loss contract” or other agreement to provide Company Services where the expected cost to complete the contract materially exceeds either (a) the fees and payments to be received pursuant to such contract or (b) the Company’s budgeted expense with respect thereto.
(b)    There are no material unresolved claims made or threatened in writing by any customer or other Person against the Company or any of its Subsidiaries (i) under or based upon any warranty provided by or on behalf of the Company or any of its Subsidiaries, or (ii) relating to any Company Product or Company Service. To the Company’s knowledge no event has occurred, and no condition or circumstance exists, that could reasonably be expected (with or without notice or lapse of time) to directly or indirectly give rise to or serve as a basis for the assertion of any such claim. To the Company’s knowledge, none of the Company or any of its Subsidiaries will incur or otherwise become subject to any warranty liability arising directly or indirectly from any Company Product manufactured or sold, or any Company Services performed by, the Company or any of its Subsidiaries on or at any time prior to the Closing Date in excess of the Company’s warranty reserves.
Section 4.17.    Intellectual Property. 15. Schedule 4.17(a)(i) contains a true and complete list of each of the registrations and applications for registrations of Intellectual Property Rights included

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in the Owned Intellectual Property Rights (“Registered Intellectual Property Rights”). Schedule 4.17(a)(ii) contains a complete list of all proceedings in which the Company or its designee or an entity on its behalf is seeking to cancel, modify, invalidate or otherwise challenge an Intellectual Property Right. Schedule 4.17(a)(iii) contains a true and complete list of all material agreements (whether written or otherwise, including license agreements, research agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements and covenants not to sue, but excluding licenses for software that are generally available on standard pricing terms and have (x) an individual acquisition cost of $5,000 per seat or less and (y) an aggregate acquisition cost for all seats of $100,000 or less, standard Company licenses to its customers entered into in the ordinary course of business and non-disclosure agreements entered into in the ordinary course of business) to which the Company or any of its Subsidiaries is a party or otherwise bound, granting or restricting any right to use, exploit or practice any Intellectual Property Rights.
(a)    The Licensed Intellectual Property Rights and the Owned Intellectual Property Rights together constitute all the Intellectual Property Rights necessary to, or used or held for use by the Company or its Subsidiaries in, the conduct of the business of the Company and its Subsidiaries as currently conducted. There exist no restrictions on the disclosure, use, license or transfer of the Owned Intellectual Property Rights. The consummation of the transactions contemplated by this Agreement will not alter, encumber, impair or extinguish any Owned Intellectual Property Rights or Licensed Intellectual Property Rights.
(b)    None of the Company or any of its Subsidiaries has given to any Person an indemnity in connection with any Intellectual Property Right, other than indemnities (a) that, individually or in the aggregate, would not be reasonably expected to result in liability to the Company in excess of $250,000 or (b) that arise under standard form sales contracts of the Company or its Subsidiaries, copies of which are attached in Schedule 4.17(c) of the Company Disclosure Schedule.
(c)    None of the Company and any of its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Right of any Third Party. There is no claim, action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, in the last three (3) years, threatened against the Company, any Subsidiary of the Company, or, to the knowledge of the Company, any present or former officer, director or employee of the Company or any Subsidiary of the Company (i) based upon, or challenging or seeking to deny or restrict, the rights of the Company or any of its Subsidiaries in any of the Owned Intellectual Property Rights and the Licensed Intellectual

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CONFIDENTIAL TREATMENT REQUESTED

Property Rights, (ii) alleging that the use of the Owned Intellectual Property Rights or the Licensed Intellectual Property Rights or any services provided, processes used or products manufactured, used, imported or sold by the Company or any of its Subsidiaries do or may conflict with, misappropriate, infringe or otherwise violate any Intellectual Property Right of any third party or (iii) alleging that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Right of any third party. Except as set forth in Schedule 4.17(d) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries has in the last three (3) years received from any third party a written offer to license any Intellectual Property Rights of such third party.
(d)    None of the Owned Intellectual Property Rights or to the knowledge of the Company Licensed Intellectual Property Rights material to the operation of the business of the Company and its Subsidiaries has been adjudged invalid or unenforceable in whole or part, and, to the knowledge of the Company, all such Owned Intellectual Property Rights and Licensed Intellectual Property Rights are valid and enforceable (to the extent such concepts are applicable and assuming registration when required for enforcement).
(e)    The Company and its Subsidiaries hold all right, title and interest in and to all Owned Intellectual Property Rights and all of the Company's and its Subsidiaries' licenses under the Licensed Intellectual Property Rights, free and clear of any Company Lien, except for the restrictions and ownership in provisions set forth in the applicable license agreements. In each case where a patent or patent application, trademark registration or trademark application, service mark registration or service mark application, or copyright registration or copyright application included in the Owned Intellectual Property is held by assignment, the assignment has been duly recorded with the Governmental Authority from which the patent or registration issued or before which the application or application for registration is pending. The Company and its Subsidiaries have taken steps reasonable under the circumstances to maintain and protect the Owned Intellectual Property Rights, including payment of applicable maintenance fees and filing of applicable statements of use.
(f)    To the knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any Owned Intellectual Property Right or Licensed Intellectual Property Right. The Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all confidential Intellectual Property Rights included in the Owned Intellectual Property which the Company and its Subsidiaries have determined to maintain as a trade secret. None of the Intellectual Property Rights of the Company or any of its Subsidiaries included in the Owned Intellectual Property which the Company and its Subsidiaries have determined to maintain as a trade secret that are material to the business or operation of the Company or any

2

CONFIDENTIAL TREATMENT REQUESTED

of its Subsidiaries and the value of which to the Company or any of its Subsidiaries is contingent upon maintaining the confidentiality thereof, has been disclosed other than to (i) employees, representatives and agents of the Company or any of its Subsidiaries all of whom are bound by written confidentiality agreements substantially in the form previously disclosed to Parent, and (ii) third parties pursuant to non-disclosure agreements.
(g)    The Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to preserve and maintain reasonably complete notes and records relating to the Registered Intellectual Property Rights.
(h)    None of the registered trademarks, registered service marks, applications for trademarks and applications for service marks included in the Owned Intellectual Property Rights that are material to the business or operation of the Company or any of its Subsidiaries has been the subject of an opposition or cancellation procedure. None of the issued patents and patent applications included in the Owned Intellectual Property Rights that are material to the business or operation of the Company or any of its Subsidiaries has been the subject of an interference, protest, public use proceeding or third party reexamination request.
(i)    All Company products sold in the last three (3) years by the Company, any Subsidiary of the Company or any licensee of the Company or any Subsidiary of the Company and covered by an issued patent included in the Owned Intellectual Property Rights have been marked with a notice in accordance with 35 U.S.C. § 287.
Section 4.18.    Insurance Coverage. The Company has furnished to Parent a list of, and true and complete copies of, all insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of the Company and its Subsidiaries. There is no claim by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been timely paid and the Company and its Subsidiaries have otherwise complied fully with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since May 1, 2012 and remain in full force and effect. Such policies and bonds are of the type and in amounts customarily carried by Persons conducting business similar to those of the Company or any of its Subsidiaries. The Company does not know of any threatened termination of, premium increase with respect to, or material alteration of coverage

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CONFIDENTIAL TREATMENT REQUESTED

under, any of such policies or bonds. Except as disclosed in Schedule 4.18 of the Company Disclosure Schedule, the Company and its Subsidiaries shall after the Closing continue to have coverage under such policies and bonds with respect to events occurring prior to the Closing.
Section 4.19.    Licenses and Permits. Schedule 4.19 of the Company Disclosure Schedule correctly describes each material license, franchise, permit, certificate, approval and other similar authorization affecting, or relating in any way to, the assets or business of the Company or any of its Subsidiaries, except for Environmental Permits (the “Permits”) together with the name of the Governmental Authority issuing such Permit. (c) The Permits are valid and in full force and effect, (d) none of the Company or any of its Subsidiaries is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, the Permits and (e) none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby. The Company and its Subsidiaries have made all material filings with Governmental Authorities and have received all material Permits necessary to conduct and operate its business as currently conducted or operated by it and to permit the Company or any of its Subsidiaries to own or use its assets in the manner in which such assets are currently owned or used.
Section 4.20.    Inventories. The inventories set forth in the Company Balance Sheet were properly stated therein at the lesser of cost or fair market value determined in accordance with GAAP consistently maintained and applied by the Company. Since the Company Balance Sheet Date, the inventories of the Company and its Subsidiaries have been maintained in the ordinary course of business. All such inventories are owned free and clear of all Liens other than Permitted Liens. All of the inventories recorded on the Company Balance Sheet consists of, and all inventories of the Company and its Subsidiaries on the Closing Date will consist of, items of a quality usable or saleable in the normal course of business consistent with past practices and are and will be in quantities sufficient for the normal operation of the business of the Company and its Subsidiaries in light of seasonal adjustments, market fluctuations and the requirements of the Company's customers and in accordance with past practice.
Section 4.21.    Receivables. All accounts, notes receivable and other receivables (other than receivables collected since the Company Balance Sheet Date) reflected on the Company Balance Sheet are, and all accounts and notes receivable arising from or

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CONFIDENTIAL TREATMENT REQUESTED

otherwise relating to the business of the Company and its Subsidiaries as of the Effective Time will be, valid, genuine and fully collectible in the aggregate amount thereof, subject to normal and customary trade discounts, less any reserves for doubtful accounts recorded on the Company Balance Sheet. All accounts, notes receivable and other receivables arising out of or relating to such businesses of the Company and its Subsidiaries as of the Company Balance Sheet Date have been included in the Company Balance Sheet.
Section 4.22.    Finders’ Fees. Except for Morgan Stanley & Co. LLC, a copy of whose engagement agreement has been provided to Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.
Section 4.23.    Taxes.
(a)    All material Company Returns have been filed when due in accordance with all applicable laws. All Company Returns that have been filed were true and complete in all material respects. All Taxes shown as due and payable on any Company Return have been timely paid, or withheld and remitted, to the appropriate Taxing Authority.
(b)    The charges, accruals and reserves for Taxes with respect to the Company and its Subsidiaries reflected on the Company Balance Sheet (excluding any provision for deferred income taxes reflecting either differences between the treatment of items for accounting and income Tax purposes or carryforwards) are adequate to cover Tax liabilities accruing through the Company Balance Sheet Date. Since the Company Balance Sheet Date, neither the Company nor any of its Subsidiaries has engaged in any transaction, or taken any other action, other than in the ordinary course of business, that would materially affect the amount of any Tax Asset or Tax liability of the Company or any of its Subsidiaries. Notwithstanding anything contained herein, neither the Company nor any of its Subsidiaries is making any representation or warranty as to the amount of any Tax Assets of the Company and its Subsidiaries available for use with respect to any taxable period beginning after the Closing Date.
(c)    All Company Returns filed through the Tax year ended December 31, 2006 have been examined and closed or are Company Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. Neither the Company nor any of its Subsidiaries has granted any extension or waiver of the statute of limitations period applicable to any Company Return, which period (after giving effect to

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CONFIDENTIAL TREATMENT REQUESTED

such extension or waiver) has not yet expired. There is no claim, audit, action, suit, proceeding or investigation now pending or threatened in writing against or with respect to the Company or any of its Subsidiaries. No adjustment that would increase the Tax liability, or reduce any Tax Asset, of the Company or any of its Subsidiaries has been proposed or made in writing by a Taxing Authority during any audit of a Tax period which could reasonably be expected to be proposed or made in an audit of any subsequent Tax period. There are no requests for rulings or determinations in respect of any Tax or Tax Asset pending between the Company or any of its Subsidiaries and any Taxing Authority. During the two-year period ending on the date hereof, neither the Company nor any of its Subsidiaries has made or changed any material Tax election, changed any annual Tax accounting period, adopted or changed any material method of Tax accounting, filed any amended Company Return, entered into any closing agreement, settled any Tax claim or assessment, or surrendered any right to claim a Tax refund, offset or other reduction in Tax liability.
(d)    Schedule 4.23(d) of the Company Disclosure Schedule contains a list of all jurisdictions (whether foreign or domestic) in which the Company or any of its Subsidiaries has been or will be required, based on current or prior facts and circumstances, to file material Tax Returns relating to Pre-Closing Tax Periods beginning after December 31, 2006.
(e)    Neither the Company nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company was the common parent, or made any election or participated in any arrangement whereby any Tax liability or any Tax Asset of the Company or any of its Subsidiaries was determined or taken into account for Tax purposes with reference to or in conjunction with any Tax liability or any Tax Asset of any other Person. Neither the Company nor any of its Subsidiaries is, or has been, party to any Tax Sharing Agreement. No amount of the type described in clause (ii) or (iii) of the definition of “Tax” is currently payable by the Company or any of its Subsidiaries, regardless of whether such Tax is imposed on the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into any agreement or arrangement with any Taxing Authority with regard to the Tax liability of the Company or any of its Subsidiaries affecting any Tax period for which the applicable statute of limitations, after giving effect to extensions or waivers, has not expired.
(f)    Neither the Company nor any of its Subsidiaries is a direct or indirect beneficiary of a guarantee of Tax benefits or any other arrangement that has the same economic effect (including an indemnity from a seller or lessee of property, or other insurance) with respect to any transaction or Tax opinion. Neither the Company nor any of its Subsidiaries (x) is a party to any understanding or arrangement described in Section 6662(d)(2)(C)(ii) of the Code, (y) has participated in a “reportable transaction” within the meaning of Treasury

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CONFIDENTIAL TREATMENT REQUESTED

Regulations Section 1.6011-4. During the two-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.
(g)    Neither the Company nor any of its Subsidiaries will be required to include any adjustment in taxable income for any Post‑Closing Tax Period under Section 481(c) of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a change in method of accounting for a Pre‑Closing Tax Period. Neither the Company nor any of its Subsidiaries has an overall foreign loss within the meaning of Section 904(f) of the Code. Neither the Company nor any of its Subsidiaries will be required to include for a Post-Closing Tax Period taxable income attributable to income economically realized in a Pre-Closing Tax Period, including as a result of any distributions in a Pre-Closing Tax Period from an entity that is fiscally transparent for Tax purposes, or the use in a Pre-Closing Tax Period of the installment method or the look-back method (as defined in Section 460(b) of the Code).
(h)    Neither the Company nor any of its Subsidiaries owns an interest in real property in any jurisdiction in which a Tax is imposed, or the value of the interest is reassessed, on the transfer of an interest in real property and which treats the transfer of an interest in an entity that owns an interest in real property as a transfer of the interest in real property.
(i)    No election has been made under Treasury Regulations Section 301.7701-3 or any similar provision of Tax law to treat the Company or any of its Subsidiaries as an association, corporation or partnership. Neither the Company nor any of its Subsidiaries is disregarded as an entity for Tax purposes.
(j)    Schedule 4.23(j) of the Company Disclosure Schedule contains a list of each Tax Grant.  The Company and its Subsidiaries have complied in all material respects with the conditions stipulated in each Tax Grant, no submissions made to any Taxing Authority in connection with obtaining any Tax Grant contained any material misstatement or omission and the transactions expressly contemplated by this Agreement will not adversely affect the eligibility of the Company or any of its Subsidiaries for any Tax Grant.
(k)    Each of the Company and its Subsidiaries has (f) timely withheld or collected and timely paid all Taxes required to have been withheld or collected and paid and (g) complied, in all material respects, with all information reporting and backup withholding requirements.
Section 4.24.    Employees. Schedule 4.24 of the Company Disclosure Schedule forth a true and complete list of (a) the names, titles, annual salaries, bonuses and other compensation of all employees of the Company and its Subsidiaries and (b) the wage rates

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for non salaried employees of the Company and its Subsidiaries (by classification). None of the Key Employees have indicated to the Company or any of its Subsidiaries that they intend to resign or retire as a result of or in connection with the transactions contemplated by this Agreement.
Section 4.25.    Labor Matters. The Company and its Subsidiaries are in compliance in all material respects with all Applicable Law respecting employment and employment practices, (including but not limited to those related to wages and hours, employment discrimination, workplace safety and immigration).There are no actual, or to the Knowledge of the Company and its Subsidiaries, threatened charges, claims or complaints against the Company or its Subsidiaries relating to such laws, either by any private individual, employee representative or government agency. Neither the Company nor any of its Subsidiaries is a party to or subject to, or is currently negotiating, any collective bargaining agreement or other similar contract with a labor union or organization. There is no labor strike, work stoppage, lockout or other labor dispute existing or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries. To the Company’s Knowledge, no union has attempted or threatened to organize or represent the employees of the Company or any of its Subsidiaries in the twenty-four (24) months immediately prior to the date hereof. The consent or consultation of, or the rendering of formal advice by, any labor or trade union, works council or other employee representative body is not required for the Company to enter into this Agreement or to consummate any of the transactions contemplated hereby.
Section 4.26.    Employee Benefit Plans. 16. Schedule 4.26(a) of the Company Disclosure Schedule contains a correct and complete list of Employee Plans. Copies of each Employee Plan (and, if applicable, related trust or funding agreements or insurance policies) and all amendments thereto and written interpretations thereof have been furnished to Parent together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and tax return (Form 990) prepared in connection with any such plan or trust.
(a)    Neither the Company nor any of its ERISA Affiliates (nor any predecessor of any such entity) sponsors, maintains, administers or contributes to (or has any obligation to contribute to), or has in the past six years sponsored, maintained, administered or contributed to (or had any obligation to contribute to), any plan subject to Title IV of ERISA, including any Multiemployer Plan.

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CONFIDENTIAL TREATMENT REQUESTED

(b)    Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked or not be reissued. The Company has made available to Parent copies of the most recent Internal Revenue Service determination letters or opinion letters with respect to each such Employee Plan. Each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including ERISA and the Code, which are applicable to such Employee Plan. With respect to any Employee Plan covered by Subtitle B, Part 4 of Title I of ERISA or Section 4975 of the Code, no non-exempt prohibited transaction has occurred that has caused or would reasonably be expected to cause the Company or any of its Subsidiaries to incur any material liability under ERISA or the Code.
(c)    No Employee Plan is a “nonqualified deferred compensation plan” within the meaning of Section 409A or 457A of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former Service Provider for any tax incurred by such Service Provider, including under Section 409A, 457A or 4999 of the Code.
(d)    The consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event) entitle any employee or independent contractor of the Company or any of its Subsidiaries to severance pay or accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Employee Plan.
(e)    There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, would entitle any employee or former employee to any severance or other payment solely as a result of the transactions contemplated hereby, or could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.
(f)    Neither the Company nor any of its Subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or its Subsidiaries except as required to avoid excise tax under Section 4980B of the Code.
(g)    There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Affiliates relating to, or change in employee participation or coverage under, an Employee

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Plan which would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2011.
(h)    Neither the Company nor any of its Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or other contract or understanding with a labor union or organization.
(i)    All contributions and payments accrued under each Employee Plan, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending as of the date hereof, have been discharged and paid on or prior to the date hereof except to the extent reflected as a liability on the Company Balance Sheet.
(j)    There is no action, suit, investigation, audit or proceeding pending against or involving or, to the knowledge of the Company, threatened against or involving, any Employee Plan before any Governmental Authority.
(k)    Each International Plan (a) has been maintained in material compliance with its terms and Applicable Law, (b) if intended to qualify for special tax treatment, meets all the requirements for such treatment, and (c) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles. From and after the Closing Date, Buyer and its Affiliates will receive the full benefit of any funds, accruals and reserves under the International Plans.
(l)    Neither the Company nor any of its Subsidiaries has engaged in any workforce reduction within the last 90 days which, alone or when aggregated with any other workforce reduction before or after the date hereof, would trigger obligations under the Worker Adjustment and Retraining Notification Act (the “WARN Act”), or any similar non U.S., state or local laws regulating layoffs or employment terminations, with respect to its employees.
Section 4.27.    Environmental Matters. 17. Except as set forth on Schedule Section 4.27(a) of the Company Disclosure Schedule, (a) no outstanding notice, notification, demand, request for information, citation, summons or order has been received, no outstanding complaint has been filed, no outstanding penalty has been assessed and no outstanding investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, threatened by any Governmental Authority or other Person with respect to any matters relating to the Company or any of its Subsidiaries and relating to or arising out of any Environmental Law

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that could reasonably be expected to have a Material Adverse Effect on the Company.
(i)    To the knowledge of the Company, there are no material liabilities of or relating to the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law, and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such material liability.
(ii)    To the knowledge of the Company and except as would not reasonably be expected to have a Material Adverse Effect on the Company, no polychlorinated biphenyls, radioactive material, lead, asbestos-containing material, incinerator, sump, surface impoundment, lagoon, landfill, septic, wastewater treatment or other disposal system or underground storage tank (active or inactive) is or has been present at, on or under any property now or previously owned, leased or operated by the Company or any of its Subsidiaries.
(iii)    No Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any property now or previously owned, leased or operated by the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect on the Company.
(iv)    To the knowledge of the Company, no property now or previously owned, leased or operated by the Company or any of its Subsidiaries or any property to which the Company or any of its Subsidiaries has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances is listed or, to the Company’s knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up.
(v)    The Company and its Subsidiaries are in material compliance with all Environmental Laws and have obtained and are in material compliance with all Environmental Permits required for the ownership or operation of their respective businesses; such Environmental Permits are valid and in full force and effect and will not be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby, and all material Environmental Permits are listed in Schedule Section 4.27(a)(vi) of the Company Disclosure Schedule.

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(b)    There has been no material environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to the current or prior business of the Company or any of its Subsidiaries or any property or facility now or previously owned, leased or operated by the Company or any of its Subsidiaries that is in the possession, custody or reasonable control of the Company which has not been delivered to Parent prior to the date hereof.
(c)    Except as set forth on Schedule Section 4.27(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns, leases or operates or to the Company’s knowledge has owned, leased or operated any property or has conducted any operations in New Jersey or Connecticut.
(d)    For purposes of this Section 4.27, the terms “Company” and “Subsidiary” shall include any entity which is, in whole or in part, a predecessor of the Company or any of its Subsidiaries.
Section 4.28.    Change of Control Payments. Schedule 4.28 of the Company Disclosure Schedule sets forth (b) each plan or agreement of the Company or any of its Subsidiaries pursuant to which there shall be any Change of Control Payments, and (c) a summary of the nature and amounts that may become payable pursuant to each such plan or agreement.
Section 4.29.    Bank Accounts; Letters of Credit; Powers of Attorney. Schedule 4.29 of the Company Disclosure Schedule lists (a) all bank accounts, lock boxes and safe deposit boxes relating to the business and operations of the Company and its Subsidiaries (including the name of the bank or other institution where such account or box is located and the name of each authorized signatory thereto), (b) all outstanding letters of credit issued by financial institutions for the account of the Company and its Subsidiaries, and (c) the name and address of each person who has a power of attorney to act on behalf of the Company and its Subsidiaries. The Company has heretofore delivered to Parent true, correct and complete copies of each letter of credit and each power of attorney described in Schedule 4.29 of the Disclosure Schedule.
Section 4.30.    Customers; Suppliers. 18. Schedule 4.30(a) of the Company Disclosure Schedule sets forth the names of the 10 most significant customers (by dollar amount of revenue) of the Company and its Subsidiaries for each of the years ended December 31, 2011, 2010 and 2009 and for the six months ended June 30, 2012, and the dollar amount of revenue for each such customer during such periods. The Company has received no notice and has no knowledge that any such customer has ceased, or is reasonably likely to cease, to

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purchase or license the products of the Company, or has substantially reduced, or intends to substantially reduce, the purchase or license of such products from the Company.
(a)    Schedule 4.30(b) of the Company Disclosure Schedule sets forth the names of (a) the 10 most significant suppliers (by dollar amount of purchases) of the Company and its Subsidiaries for each of the years ended December 31, 2011, 2010 and 2009 and for the six months ended June 30, 2012, and (b) any sole-source suppliers that are material to the business of the Company as presently conducted, in each case specifying the dollar amount of the purchases by the Company and its Subsidiaries from each such supplier for such periods. The Company has received no notice and has no knowledge that any such supplier has threatened, or is reasonably likely to, (1) terminate or modify in a manner adverse to the Company its relationship with the Company, (2) reduce the amount of goods or services that it is willing to supply to the Company or (3) increase the price of any good or service that it has previously supplied or that it expects to supply to the Company.
Section 4.31.    Books and Records. The books of account and other financial records of the Company have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Company and its Subsidiaries made available to Parent contain complete and accurate records of all actions taken, and summaries of all meetings held, by the Stockholders, the Company and any committees of the Company Board and the stockholders, board of directors and committees of any Subsidiaries of the Company since inception until the date hereof. At the Effective Time, all of those books and records will be in the possession of the Company. The Company has previously made available all of these books, records and accounts to Parent.
Section 4.32.    No Other Representations or Warranties. The representations and warranties contained in Article 4 or in the certificate delivered by the Company pursuant to Section 9.02(d) hereof (the “Company Officers’ Certificate”) are the only representations and warranties made by the Company. The Company and each of its Subsidiaries disclaim any and all other representations and warranties other than those contained in this Article 4 or in the Company Officers’ Certificate or delivered pursuant hereto or in connection herewith, whether express or implied.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT

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Subject to Section 13.11, except as disclosed in any Parent SEC Document filed after December 31, 2011 and before the date of this Agreement or as set forth in the Parent Disclosure Schedule, Parent represents and warrants to the Company as of the date hereof and as of the Closing Date that:
Section 5.01.    Corporate Existence and Power. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent has heretofore made available to the Company true and complete copies of the certificate of incorporation and bylaws of Parent and Merger Subsidiary as currently in effect. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.
Section 5.02.    Corporate Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary, respectively. This Agreement constitutes a valid and binding agreement of Parent and Merger Subsidiary, enforceable against Parent and Merger Subsidiary in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
Section 5.03.    Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or material filing with, any Governmental Authority other than (c) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (d) compliance with any applicable requirements of the HSR Act and of laws analogous to the HSR Act existing in foreign jurisdictions, (e) compliance with any applicable requirements of the 1933 Act (including the obtainment of the CSL Permit), the 1934 Act, and any other applicable state or

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federal securities laws, and (f) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, have a Material Adverse Effect on Parent.
Section 5.04.    Non-contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (g) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Subsidiary, (h) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (i) assuming compliance with the matters referred to in Section 5.03, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Parent and its Subsidiaries or (j) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.
Section 5.05.    Capitalization. 19. The authorized capital stock of Parent consists of 250,000,000 shares of Parent Common Stock and 10,000,000 shares of Parent Preferred Stock. As of August 23, 2012, there are outstanding 50,231,954 shares of Parent Common Stock (of which 12,522,264 shares are outstanding pursuant to option exercises under the Parent Equity Plans) and no shares outstanding of Parent Preferred Stock. As of August 23, 2012, 13,499,086 shares of Parent Common Stock are authorized but unissued pursuant to the Parent Equity Plans, 4,366,627 shares are subject to outstanding unexercised options as of the date hereof, 2,103,617 shares are issuable upon settlement of outstanding restricted stock units, 7,303,957 shares remain available for future grant as of the date hereof, and 4,000,000 shares are reserved for issuance pursuant to the Parent ESPP. All outstanding shares of capital stock of Parent have been, and all shares that may be issued pursuant to outstanding equity awards under the Parent Equity Plans or the Parent ESPP will be,

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when issued in accordance with the respective terms thereof, (a) duly authorized and validly issued and fully paid and nonassessable and free of preemptive rights and (b) offered, sold, issued and delivered by Parent in all material respects in compliance with all Applicable Laws.
Section 5.06.    Subsidiaries. 20. Each Subsidiary of Parent has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization, has all organizational powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. All material Subsidiaries of Parent and their respective jurisdictions of organization are identified in Parent’s Annual Report on 10-K for the year ended December 31, 2011.
(g)    All of the outstanding capital stock of or other voting securities of, or ownership interests in, each Subsidiary of Parent, is owned by Parent, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no issued, reserved for issuance or outstanding (a) securities of Parent or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of Parent, (b) warrants, calls, options or other rights to acquire from Parent or any of its Subsidiaries, or other obligations of Parent or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of Parent or (c) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of Parent (the items in clauses (i) through (iii) being referred to collectively as the “Parent Subsidiary Securities”). There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Parent Subsidiary Securities.

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Section 5.07.    SEC Documents. 21. Parent has filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by Parent since January 1, 2011 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Parent SEC Documents”).
(g)    As of its filing date (and as of the date of any amendment), each Parent SEC Document complied, and each Parent SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the 1933 Act and 1934 Act, as the case may be.
(h)    As of its filing date, each Parent SEC Document filed pursuant to the 1934 Act did not, and each Parent SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(i)    Each Parent SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(j)    Notwithstanding anything to the contrary, with respect to the Registration Statement contemplated under Section 8.02, the representations and warranties contained in this Section 5.07 shall not apply to any statements or omissions, failure to comply as to form or any other breach of the representations and warranties contained in this Section 5.07 based upon information furnished to Parent in writing by the Company specifically for use in such Registration Statement.
Section 5.08.    Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included or incorporated by reference in the Parent SEC Filings fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year‑end audit adjustments in the case of any unaudited interim financial statements).
Section 5.09.    Litigation. There is no action, suit, investigation or proceeding (or any basis therefor) pending against,

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or, to the knowledge of Parent, threatened against or affecting, Parent, any of its Subsidiaries, any present or former officer, director or employee of Parent or any of its Subsidiaries or any Person for whom Parent or any of its Subsidiaries may be liable or any of their respective properties before (or, in the case of threatened actions, suits, investigations or proceedings, would be before) or by any Governmental Authority or arbitrator, that, if determined or resolved adversely in accordance with the plaintiff’s demands, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent, and that are not disclosed in the Parent SEC Filings.
Section 5.10.    Finders’ Fees. Except for Needham and Company, whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.
Section 5.11.    Sufficient Funds. Parent has, and will have throughout the period beginning as of the date of this Agreement and ending on the Closing Date, sufficient cash necessary to consummate the Merger, to pay the Aggregate Cash Consideration in full and to otherwise perform its obligations hereunder.

ARTICLE 6
COVENANTS OF THE COMPANY
Section 6.01.    Conduct of the Company. From the date hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice and use its reasonable best efforts to (i) preserve intact its present business organization, (ii) maintain in effect all of its foreign, federal, state and local licenses, permits, consents, franchises, approvals and authorizations, (iii) keep available the services of its directors, officers and key employees and (iv) maintain satisfactory relationships with its customers, lenders, suppliers and others having material business relationships with it. Without limiting the generality of the foregoing, (a) except as expressly contemplated by this Agreement or set forth in Schedule 6.01 of the Company Disclosure Schedule, (b) as expressly contemplated or permitted by any other provision of this Agreement, (c) with the prior written consent of Parent, it being understood that Parent will

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consider in good faith any requests reasonably made by the Company, or (d) as required by Applicable Law, the Company shall not, nor shall it permit any of its Subsidiaries to:
(c)    amend the Company Certificate of Incorporation, the bylaws of the Company or other similar organizational documents (whether by merger, consolidation or otherwise);
(d)     (i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or (ii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities or any Company Subsidiary Securities;
(e)    (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any Company Securities or Company Subsidiary Securities, other than the issuance of (1) any shares of the Company Stock upon the exercise of Company Stock Options that are outstanding on the date of this Agreement and the Company Warrants in accordance with the terms of those options and warrants on the date of this Agreement and (2) any Company Subsidiary Securities to the Company or any other Subsidiary of the Company or (ii) amend any term of any Company Security or any Company Subsidiary Security (in each case, whether by merger, consolidation or otherwise);
(f)    incur any capital expenditures or any obligations or liabilities in respect thereof, except for (b) those contemplated by the capital expenditure budget that has been made available to Parent prior to the date of this Agreement and (c) any unbudgeted capital expenditures not to exceed $50,000 individually or $100,000 in the aggregate;
(g)    acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than supplies in the ordinary course of business of the Company and its Subsidiaries in a manner that is consistent with past practice;
(h)    ship products to customers except in the ordinary course of business in response to bona fide purchase orders;
(i)    offer discounts to accelerate the collection of accounts receivable, or take other actions to accelerate the collection of accounts receivable, other than in the ordinary course of business consistent with past practice;
(j)    fail to pay accounts payable when due or to delay the payment of accounts payable in a manner inconsistent with prior practice;

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(k)    sell, lease or otherwise transfer, or create or incur any Lien on, any of the Company's or its Subsidiaries' assets, securities, properties, interests or businesses, other than sales in the ordinary course of business and sales of assets, securities, properties, interests or businesses with a sale price (including any related assumed indebtedness) that does not exceed $100,000 individually or $250,000 in the aggregate;
(l)    other than in connection with actions permitted by Section 6.01(d) or Section 6.01(e) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business consistent with past practice;
(m)    other than pursuant to the terms of the U.S. Bank Agreements, create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof having an aggregate principal amount (together with all other indebtedness for borrowed money of the Company and its Subsidiaries) outstanding at any time greater than $250,000;
(n)    enter into, amend or modify in any material respect or terminate any Material Contract or otherwise waive, release or assign any material rights, claims or benefits of the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practice;
(o)    hire new employees, other than with respect to currently open requisitions reflected on Schedule Section 6.01(m) of the Company Disclosure Schedule;
(p)    (d) with respect to any director, officer or employee of the Company or any of its Subsidiaries whose annual compensation exceeds $200,000, (1) grant or increase any severance or termination pay to (or amend any existing severance pay or termination arrangement) or (2) enter into any employment, deferred compensation or other similar agreement (or amend any such existing agreement), (e) increase benefits payable under any existing severance or termination pay policies, (f) establish, adopt or amend (except as required by Applicable Law) any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, stock option, restricted stock or other benefit plan or arrangement or (g) increase compensation, bonus or other benefits payable to any employee of the Company or any of its Subsidiaries, except, with respect to any director, officer or employee of the Company or any of its Subsidiaries whose annual compensation does not exceed $200,000, for increases in the ordinary course of business consistent with past practice;
(q)    change the Company’s methods of accounting, except as required by concurrent changes in GAAP, as agreed to by its independent public accountants;

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(r)    make or change any material Tax election, change any annual Tax accounting period, adopt or change any material method of Tax accounting, file any amended Company Return, enter into any closing agreement, settle any Tax claim or assessment, or surrender any right to claim a Tax refund, offset or other reduction in Tax liability;
(s)    settle, or offer or propose to settle, (h) any material litigation, investigation, arbitration, proceeding or other claim involving or against the Company or any of its Subsidiaries, (i) any stockholder litigation or dispute against the Company or any of its officers or directors or (j) any litigation, arbitration, proceeding or dispute that relates to the transactions contemplated hereby;
(t)    agree, resolve or commit to do any of the foregoing.
Section 6.02.    Stockholder Approval; Information Statement. 22. As soon as reasonably practicable following the time (a) the Commissioner grants the CSL Permit, (b) the Registration Statement is declared effective by the SEC or (c) Parent elects to pay the Aggregate Stock Value in cash in lieu of issuing the Stock Consideration pursuant to Section 8.02(b) the Company shall use commercially reasonable efforts to obtain the Company Stockholder Approval, either at a meeting of the Stockholders or pursuant to a written stockholder consent. In connection with such meeting of Stockholders or written stockholder consent, the Company shall submit to the Stockholders the Notice Materials and the Soliciting Materials, which shall (i) include a solicitation of the approval of the holders of the Company Common Stock and Company Preferred Stock of this Agreement and the transactions contemplated hereby, including the Merger, (ii) specify that adoption of this Agreement shall constitute approval by the Stockholders of the appointment of Fortis Advisors LLC as Equityholder Representative, under and as defined in this Agreement, (iii) include a summary of the Merger and this Agreement, (iv) include all of the information required by applicable securities laws and Delaware Law and (v) include a statement that appraisal rights are available for the Company Stock pursuant to Section 262 of Delaware Law and a copy of such Section 262. Any materials to be submitted to the Stockholders in connection with the solicitation of their approval of the Merger and this Agreement (the “Soliciting Materials”) shall include the unanimous recommendation of the Company Board in favor of the Merger and this Agreement and the transactions contemplated hereby, and the determination of the Company Board that the terms and conditions of the Merger are fair to, and in the best interests of, the Stockholders.

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(c)    If the Company shall seek to obtain the Company Stockholder Approval by way of a meeting of the Stockholders, the Company shall consult with Parent regarding the date of such meeting to approve this Agreement and the Merger (the “Company Stockholders’ Meeting”) and shall not postpone or adjourn (other than for absence of a quorum or to the extent necessary to ensure that any necessary supplement or amendment to the Soliciting Materials is provided to its Stockholders in advance of the Company Stockholders’ Meeting) the Company Stockholders’ Meeting without the consent of Parent. In the event the Company shall seek to obtain the Company Stockholder Approval by written consent, immediately upon receipt of written consents of its Stockholders holding a sufficient number of shares of the Company Common Stock and Company Preferred Stock to constitute the Company Stockholder Approval, the Company shall, within five (5) Business Days thereof, deliver notice of the approval of the Merger by written stockholder consent, pursuant to the applicable provisions of Delaware Law (the “Stockholder Notice”), to all Stockholders that did not execute such written consent informing them that this Agreement and the Merger were adopted and approved by the stockholders of the Company and that appraisal rights are available for their Company Stock pursuant to Section 262 of Delaware Law (which notice shall include a copy of such Section 262), and shall promptly inform Parent of the date on which the Stockholder Notice was sent.
(d)    All materials submitted to Stockholders in accordance with this Section 6.02 shall be subject to Parent’s advance review and reasonable approval.
Section 6.03.    Access To Information. From the date hereof until the Effective Time and subject to Applicable Law and the Confidentiality Agreement, the Company will, and will cause its Subsidiaries to, upon receipt of reasonable notice, (d) provide Parent and its Representatives reasonable and prompt access during normal business hours to (1) all of the properties, facilities, books, agreements, records, customers, suppliers and Employees of the Company and its Subsidiaries, and (2) all other information concerning the business, finances, properties, products, services, ongoing disputes, litigation, technology and personnel of the Company and its Subsidiaries as Parent may reasonably request, provided that the Company reserves the right to withhold any information or access rights set forth in clauses (A) and (B) above if the Company determines in good faith based on the advice of counsel that access to such information or Persons could reasonably be expected to violate Applicable Law or adversely affect the attorney-client privilege between the Company and its counsel, and (ii) instruct its Representatives to cooperate with Parent in its investigation of the Company and its Subsidiaries. Subject to Applicable Law and the Confidentiality Agreement, the Company will, and will cause its Subsidiaries to, provide Parent and its Representatives copies of its

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internal financial statements promptly upon request and use commercially reasonable efforts to cause KPMG LLP to furnish its work papers in respect of the Company and its Subsidiaries. Any investigation pursuant to this Section 6.03 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. No information or knowledge obtained in any investigation pursuant to this Section 6.03 or otherwise shall affect or be deemed to modify or qualify any representation or warranty of the Company or the conditions to the obligations of the parties to consummate the Merger.
Section 6.04.    No Solicitation; Other Offers. 23. Neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize or permit any of its or their Representatives to, directly or indirectly, (a) solicit, initiate or take any action to facilitate or encourage the submission of any Acquisition Proposal, (b) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Third Party that is seeking to make, or has made, an Acquisition Proposal, (c) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, (d) approve any transaction under, or any Person becoming an “interested stockholder” under, Section 203 of Delaware Law or (e) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal. It is agreed that any violation of the restrictions on the Company set forth in this Section 6.04 by any Representative of the Company or any of its Subsidiaries shall be a breach of this Section by the Company.
(e)    The Company shall, and shall cause its Subsidiaries and its and their Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its Representatives conducted prior to the date hereof with respect to any Acquisition Proposal. The Company shall promptly request that each Third Party, if any, that has executed a confidentiality agreement within the 24-month period prior to the date hereof in connection with its consideration of any Acquisition Proposal return or destroy all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries (and all analyses and other materials prepared by or on behalf of such Person that contains, reflects or analyzes that information), and the Company shall provide to Parent all

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certifications of such return or destruction from such other Persons as promptly as practicable after receipt thereof. The Company shall use its reasonable best efforts to secure all such certifications as promptly as practicable. If any such Person fails to provide any required certification within the time period allotted in the relevant confidentiality agreement (or if no such period is specified, then within a reasonable time period after the date hereof), then the Company shall take all actions that may be reasonably necessary to secure its rights and ensure the performance of such other party’s obligations thereunder as promptly as practicable.
Section 6.05.    Termination of 401(k) Plans. Effective immediately prior to the Closing, unless otherwise directed in writing by Parent at least five Business Days prior to the Effective Time, the Company shall terminate any and all Employee Plans intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code, effective no later than the day immediately preceding the Effective Time. The Company shall provide Parent evidence of such termination, including without limitation resolutions adopted by the Company Board. The form and substance of such resolutions shall be subject to the reasonable advance approval of Parent. The Company shall use its commercially reasonable efforts to take such other actions in furtherance of terminating any such 401(k) plans as Parent may reasonably request. Prior to such termination, the Company will make (or cause to be made) all necessary payments to fund the contributions (f) necessary or required to maintain the tax-qualified status of any such 401(k) plan, (g) for elective deferrals made pursuant to any such 401(k) plan for the period prior to termination, and (iii) for employer matching contributions (if any) for the period prior to termination.
Section 6.06.    Resignation of Officers and Directors. The Company shall obtain the resignations, in form reasonably satisfactory to Parent, (h) of all of the corporate officers and directors of the Company effective as of the Effective Time, and (i) of the corporate officers and directors of each of the Company’s Subsidiaries organized in any state in the United States and each of the Company’s other Subsidiaries as Parent designates in writing, effective as of the date such resignation is accepted by Parent. For the avoidance of doubt, each such resignation shall be solely in respect of any such corporate officer’s or director’s capacity as such and not in his or her capacity as an employee of the Company or any of its Subsidiaries, or for any other purpose.
Section 6.07.    Section 280G Approvals. If the Company is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments,

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that will not be deductible under Section 280G of the Code if the stockholder approval requirements of Section 280G(b)(5)(B) of the Code are not satisfied (“Section 280G Payments”), then the Company shall solicit such stockholder approval in conformance with Section 280G (the “Section 280G Stockholder Approval”) as promptly as is practicable after the date hereof and in any event prior to the Closing Date. Prior to the Closing, the Company shall deliver to Parent evidence satisfactory to Parent that (A) the Section 280G Stockholder Approval has been obtained, or (B) the Section 280G Stockholder Approval was not obtained and as a consequence, that such payments and/or benefits shall not be made or provided to the extent they would cause any amounts to constitute Section 280G Payments, pursuant to the waivers of those payments and/or benefits, which were executed by the affected individuals prior to the stockholder vote.
Section 6.08.    Payout Letters; Release of Liens. 24. At or prior to the Closing, the Company shall pay, or cause to be paid, all amounts due, including interest, under the U.S. Bank Agreements and the Bank of China Credit Agreement, shall cause the termination of each of the credit facilities provided for thereunder and shall obtain payouts letter executed by each such lender, effective as of such payment and in form satisfactory to Parent (the “Payout Letters”) and related terminations of all Liens arising thereunder on the assets of the Company and its Subsidiaries, including any appropriate UCC filing (collectively, the “Lien Terminations”).
(d)    Prior to the Closing, the Company shall use commercially reasonable efforts to obtain the Payout Letters and the Lien Terminations at the Effective Time.
Section 6.09.    Exercise of Call Options. At or prior to the Closing, the Company shall have acquired and paid for all remaining outstanding shares in Microprobe HongKong Limited in accordance with Applicable Law, and such shares, as of such time, shall be fully paid and nonassessable and free of preemptive rights. The aggregate amount required to be paid in connection with acquisition of all such shares is referred to herein as the “China Purchase Expenses.”
Section 6.10.    Dissolution of U.S. Microscope. Prior to the Closing, the Company shall have caused the dissolution of The U.S. Microscope Co., Inc. (“US Microscope”), a Nevada corporation and a subsidiary of the Company, with no liability (a) of US Microscope or (b) resulting from the dissolution of US Microscope surviving as a liability of the Company or any of its Subsidiaries as of the Closing.

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ARTICLE 7
COVENANTS OF PARENT
Parent agrees that:
Section 7.01.    Obligations of Merger Subsidiary. Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.
Section 7.02.    Director and Officer Liability. Parent shall and shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:
(d)    For six years after the Effective Time, the Parent shall and shall cause Surviving Corporation to indemnify and hold harmless the present and former officers and directors of the Company (each an "Company Indemnified Person") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by Delaware Law or any other Applicable Law or provided under the Company Certificate of Incorporation, bylaws of the Company, or any indemnification agreement in effect on the date hereof.
(e)    For six years after the Effective Time, Parent shall cause to be maintained in effect provisions in the Surviving Corporation's certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries (including former directors and officers) than the corresponding provisions in existence on the date of this Agreement.
(f)    Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period or time at or prior to the Effective Time with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions

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contemplated hereby); provided that the Company shall give Parent a reasonable opportunity to participate in the selection of such tail policy and the Company shall give reasonable and good faith consideration to any comments made by Parent with respect thereto.
(g)    If Parent, the Surviving Corporation or any of its successors or assigns (a) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (b) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.02.
(h)    The rights of each Company Indemnified Person under this Section 7.02 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, or under Delaware Law or any other Applicable Law or under any agreement of any Company Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Company Indemnified Person.
Section 7.03.    Employee Benefits Matters. All employees of the Company (the “Company Employees”) who are employed by the Company immediately prior to the Closing, including those on vacation and authorized leave of absence (including, without limitation, family medical leave, military leave, sick leave, and short-term disability leave), will remain employed immediately following the Closing (such employees in the United States, the “U.S. Continuing Employees”). From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, assume, honor, pay, perform and satisfy any and all liabilities, obligations and responsibilities to or in respect of all Company Employees arising under the terms of each Employee Plan, as in effect immediately prior to the Effective Time, for as long as such Employee Plan is in effect. For a period of not less than one (1) year following the Effective Time (the “Benefits Continuation Period”), Parent shall, and shall cause the Surviving Corporation to, provide each U.S. Continuing Employee with (i) base salary (or base wages) and annualized cash target bonuses, in the aggregate, no less favorable than the base salary (or base wages) and annualized cash target bonuses, in the aggregate, provided to such U.S. Continuing Employee immediately prior to the Effective Time, and (ii) benefits (other than equity-based benefits) that are substantially comparable in the aggregate to the employee benefits provided to such U.S. Continuing Employee immediately prior to the Effective Time. From and after the Effective Time, for

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the purposes of determining eligibility to participate, vesting and entitlement to benefits where length of service is relevant under any benefit plan or arrangement of Parent, the Surviving Corporation or any of their respective Affiliates, Parent shall, and shall cause the Surviving Corporation to, cause each U.S. Continuing Employee to receive service credit for service with the Company to the same extent such service credit was granted under the Employee Plans (other than for the purposes of benefit accrual under a defined benefit plan) immediately prior to the Effective Time. Parent shall, and shall cause the Surviving Corporation to (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the U.S. Continuing Employees (and any dependents or beneficiaries thereof) under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare benefit plan maintained for the U.S. Continuing Employees immediately prior to the Effective Time and (ii) use commercially reasonable efforts to provide each U.S. Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time. Parent shall, and shall cause the Surviving Corporation to, honor all vacation, personal and sick days accrued by Company Employees under the plans, policies, programs and arrangements of the Company immediately prior to the Effective Time. Nothing in this Section 7.03 shall be deemed to amend any Employee Plan or other plan, agreement or arrangement, and the provisions of this Section 7.03 are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, nor to change the at-will status of any Company Employee who is currently an at-will employee.
ARTICLE 8
COVENANTS OF THE COMPANY AND PARENT
Section 8.01.    Commercially Reasonable Efforts. 25. Subject to the terms and conditions of this Agreement, the Company and Parent shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement, including (a) preparing and filing as promptly as practicable with any Governmental Authority or other Third Party all documentation to

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effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (b) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other Third Party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement; provided that the parties hereto understand and agree that the commercially reasonable efforts of any party hereto under this Section 8.01(a) shall not be deemed to include (1) entering into any settlement, undertaking, consent decree, stipulation or agreement with a Governmental Authority in connection with the transactions contemplated hereby or (2) divesting or otherwise holding separate (including by establishing a trust or otherwise), or taking any other action (or otherwise agreeing to do any of the foregoing) with respect to any of its or the Surviving Corporation’s Subsidiaries or any of their respective Affiliates’ businesses, assets or properties. Notwithstanding anything in this Agreement to the contrary, if any administrative or judicial action or proceeding (each a “Proceeding”) is instituted or threatened to be instituted, or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an “Order”) is entered or threatened to be entered, in each case challenging the consummation of the Merger or any other transaction contemplated by this Agreement as violative of any antitrust or competition Law, the parties shall use commercially reasonable efforts to contest, avoid, vacate, modify, or suspend each such Proceeding or Order, including through litigation.
(i)    In furtherance and not in limitation of the foregoing, each of Parent and the Company shall make an appropriate filing of (a) a Notification and Report Form and accompanying materials pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within 10 Business Days of the date hereof, and (b) submissions required under foreign laws analogous to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable. Each of Parent and the Company shall respond as promptly as practicable to any request for additional information and documentary material made by a Governmental Authority pursuant to the HSR Act or any other foreign laws analogous to the HSR Act. Each of Parent and the Company shall use their commercially reasonable efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and analogous foreign laws as soon as practicable. Parent shall pay all filing fees associated with the filings, applications and notifications described in (a) and (b) above. Each of Parent and the Company shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement and, to the extent

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permitted by Law, promptly furnish the other with copies of non-confidential notices or other communications between the Company (including its representatives and counsel and any Company Subsidiary) or Parent (including its representatives, counsel and Subsidiaries), as the case may be, and any third party and/or Governmental Authority with respect to such transactions. The Company, on the one hand, and Parent, on the other hand, shall keep the other timely appraised of any inquiries or requests for additional information from any Governmental Authority relating to the transactions contemplated hereby and shall use its commercially reasonable efforts to comply promptly with any such inquiry or request. The Company, on the one hand, and Parent, on the other hand, shall permit counsel for the other party a reasonable opportunity to review in advance, and shall consider in good faith the views and input of the other party in connection with, any proposed written communication to any Governmental Entity relating to the transactions contemplated by this Agreement. Each of the Company, on the one hand, and Parent, on the other hand (including their respective representatives, counsel and Subsidiaries), agrees not to participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Authority in connection with the transactions contemplated by this Agreement unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Authority, gives the other party the opportunity to attend and participate.
Section 8.02.    Permit Application, Hearing Request, Information Statement; Stockholder Approval.
(f)    As soon as practicable after the date hereof, Parent shall prepare, with the reasonable cooperation of the Company, and file with the Commissioner the documents required by the CSL including, but not limited to, any required Permit Application, request for hearing (“Hearing Request”) or notice of hearing (“Hearing Notice”) pursuant to Sections 25121 and 24142 of the CSL (collectively, the “Notice Materials”), in connection with the Merger and the issuance of Parent Common Stock as part of the Per Share Consideration in order to perfect the exemption from registration provided by Section 3(a)(10) of the Securities Act in respect of such issuances. Each of Parent and the Company shall use commercially reasonable efforts to have the Permit Application, Hearing Request, and Hearing Notice declared effective under the CSL as promptly as practicable after such filing. Each of Parent and the Company will promptly provide all information relating to their respective business and operations necessary for inclusion in the Notice Materials to satisfy all requirements of applicable state and federal securities laws. Each of Parent and the Company shall be solely responsible for any statement, information, or omission, in the Notice Materials relating to its Affiliates based upon the written information furnished by it or its Representatives.

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(g)    If the Commissioner denies the CSL Permit or Parent does not receive the CSL Permit within ninety (90) days following the execution of this Agreement, Parent shall elect, within ten (10) days of the occurrence of such event (and provide notice to the Company of such election), either to pay the Aggregate Stock Value in cash in lieu of issuing the Stock Consideration or to file a Registration Statement with the SEC with respect to the Stock Consideration. If Parent elects to file a Registration Statement, Parent shall do so no more than thirty (30) days following such denial of the CSL Permit or expiration of the ninety (90)-day period, in which case: (c) the Registration Statement will be in such form and will include all of the information required to satisfy all requirements of applicable securities laws; (d) Parent will use all commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby; (e) Parent shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement to the Registration Statement prior to filing such with the SEC, and will provide the Company with a copy of all such filings made with the SEC; and (iv) Parent will notify the Company promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Registration Statement and/or the Soliciting Materials.
Section 8.03.    Cooperation. The Company and Parent shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers. Without limiting the generality of the foregoing, the Company shall use commercially reasonable efforts to identify Permits reasonably necessary to operate the Surviving Corporation from and after the Closing and use commercially reasonable efforts to obtain consents necessary to the transfer of such Permits which are transferable at or prior to the Closing.
Section 8.04.    Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation and consent (which consent shall not unreasonably be withheld). The

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parties understand and agree that Parent or its Affiliates intend to publicly disclose the existence of this Agreement and the transactions contemplated hereby subsequent to the execution of this Agreement.
Section 8.05.    Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.
Section 8.06.    Notices of Certain Events. Each of Parent, the Company and the Equityholder Representative shall promptly notify the other parties of:
(e)    any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;
(f)    any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;
(g)    any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or Parent or any of their Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the transactions contemplated by this Agreement;
(h)    any inaccuracy of any representation or warranty contained in this Agreement at any time during the term hereof that could reasonably be expected to cause the conditions set forth in Sections 9.02(a) and 9.02(b) not to be satisfied
(i)    any failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;
provided, that the delivery of any notice pursuant to this Section 8.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.
Section 8.07.    Confidentiality. The parties acknowledge that the Company and Parent previously have executed the

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Confidentiality Agreement, which will continue in full force and effect in accordance with its terms.
Section 8.08.    Tax Matters.
(e)    The parties shall cooperate fully, as and to the extent reasonably requested by each other, in connection with the preparation and filing of any Tax Return, any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon another party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the filing of an amended Company Return relating to a Pre-Closing Tax Period could give rise to an indemnification obligation of the Equityholders under this Agreement, unless the filing of such amendment is required by Applicable Law, Parent will not allow such amendment of a Company Return relating to a Pre-Closing Tax Period to be filed without the prior written consent of the Equityholder Representative, which consent shall not be unreasonably withheld, conditioned or delayed.
(f)    The parties further agree, upon request, to use all reasonable efforts to obtain any certificate or other document from any Governmental Authority or customer of the Company or any of its Subsidiaries or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including but not limited to with respect to the transactions contemplated hereby).
(g)    All Transfer Taxes shall be paid by Parent, or Parent shall cause such Transfer Taxes to be paid, when due, and Parent will have prepared, at its expense, and file or cause to be filed, all necessary Tax Returns with respect to all such Taxes.
(h)    If, pursuant to Section 10.05, a Parent Indemnified Party controls the defense of a Third Party Claim relating to Taxes, such Parent Indemnified Party shall not compromise or settle such Third Party Claim if such compromise or settlement would result in an indemnification claim pursuant to Section 10.02(a) without the consent of the Equityholder Representative, which consent shall not be unreasonably withheld, conditioned or delayed.
Section 8.09.    [***].
Section 8.10.    Litigation Standstill. The Company and Parent shall cooperate with one another to seek, to the extent permitted by the Court, any extensions of the case pending between Parent and the Company’s subsidiary, Micro-Probe Incorporated, titled FormFactor, Inc. v. Micro-Probe Incorporated and David

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Browne, United States District Court for the Northern District of California, case no. 4:10-cv-03095-PJH (the “Micro-Probe Case”). Without limiting the generality of the foregoing, such extensions may include, if necessary, seeking the Court’s approval to place the Micro-Probe Case on inactive status and/or remove it from the Court’s trial schedule. If the Court denies any such extensions or if such extensions expire, the parties shall work together toward a mutually agreeable approach and seek the assistance of the Court as may be required, including requesting the aid of the magistrate judge. If, however, the litigation resumes notwithstanding the parties' efforts, neither party shall take any action in the case to prejudice the other party's interest but each party shall be able to take any action necessary to protect its interest against prejudice.
ARTICLE 9
CONDITIONS TO THE MERGER
Section 9.01.    Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:
(h)    The Company Stockholder Approval shall have been obtained in accordance with Applicable Law and be in full force and effect.
(i)    No provision of Applicable Law shall prohibit the consummation of the Merger.
(j)    The applicable waiting periods under the HSR Act relating to the Merger shall have expired or been terminated.
(k)    Unless Parent shall have elected or become obligated to pay the Aggregate Stock Value in cash in lieu of issuing the Stock Consideration pursuant to Section 8.02(b), (f) the Commissioner shall have issued the CSL Permit and the qualification thereunder shall not be the subject of any stop order or proceedings seeking a stop order or (g) the Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of such Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.
(l)    All actions by or in respect of, or filings with, any Governmental Authority required to permit the consummation of the Merger shall have been taken, made or obtained.
(m)    No temporary restraining order, preliminary injunction or other order issued by any court of competent jurisdiction or other legal restraint or

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prohibition prohibiting the consummation of the Merger shall be in effect; nor shall any Applicable Law be enacted, entered or enforced which prohibits the consummation of the Merger.
Section 9.02.    Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:
(h)    (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company contained in this Agreement (other than under Sections 4.01 (Corporate Existence and Power), 4.02 (Corporate Authorization), 4.05 (Capitalization), 4.10(a) (Absence of Certain Changes) and 4.22 (Finders’ Fees)) and any certificate or other writing delivered by the Company pursuant hereto (1) that are qualified by materiality or Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (other than such representations and warranties that are made as of a specified date, which representations and warranties shall be true and correct as of such date) and (2) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (other than such representations and warranties that are made as of a specified date, which representations and warranties shall be true and correct in all material respects as of such date), and (iii) the representations and warranties set forth in Sections 4.01 (Corporate Existence and Power), 4.02 (Corporate Authorization), 4.05 (Capitalization), 4.10(a) (Absence of Certain Changes) and 4.22 (Finders’ Fees) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (other than such representations and warranties that are made as of a specified date, which representations and warranties shall be true and correct in all respects as of such date).
(i)    Since the date hereof, there shall not have occurred any event, occurrence, revelation or development of a state of circumstances or facts which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.
(j)    The Company shall have obtained each consent identified in Schedule 9.02(c) of the Company Disclosure Schedule, in each case in form and substance reasonably satisfactory to Parent, and no such consent shall have been revoked.
(k)    The Company shall have delivered to Parent a certificate of the Company, executed by the Chief Executive Officer and Chief Financial Officer of

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the Company, that each of the conditions set forth in Sections 9.02(a) through 9.03(c) has been satisfied.
(l)    There shall not have been instituted and be pending any action or proceeding (or any investigation or other inquiry that might result in such action or proceeding) by any Governmental Authority (h) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or otherwise directly or indirectly relating to the transactions contemplated by the Merger, (i) seeking to restrain or prohibit Parent’s, Merger Subsidiary’s or any of Parent’s other Affiliates’ (1) ability effectively to exercise full rights of ownership of the Company Stock, including the right to vote any shares of Company Stock acquired or owned by Parent, Merger Subsidiary or any of Parent’s other Affiliates following the Effective Time on all matters properly presented to the Stockholders, or (2) ownership or operation (or that of its respective Subsidiaries or Affiliates) of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, or (j) seeking to compel Parent or any of its Subsidiaries or Affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole.
(m)    The Escrow Agent, the Equityholder Representative and the Company shall have executed and delivered to Parent the Escrow Agreement, which shall be in full force and effect.
(n)    The Key Employment Agreements shall be in full force and effect and none of the Key Employees shall have revoked his acceptance of employment with Parent or otherwise communicated to Parent his intention not to commence employment with Parent or continue employment with the Company, as applicable, following the Closing Date.
(o)    Parent shall have received resignation letters executed and delivered by the directors and corporate officers of the Company and its Subsidiaries as have been identified by Parent prior to the Closing Date pursuant to Section 6.06.
(p)    The holders of no greater than five percent (5%) of the outstanding shares of Company Stock shall have exercised, and not failed to have perfected, withdrawn or otherwise lost appraisal, dissenters’ or similar rights under Applicable Law with respect to any of the transactions contemplated by this Agreement.
(q)    The Company shall have delivered to Parent (k) a certification, signed by the Company and dated not more than 30 days prior to the Closing Date that satisfies the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) and confirms that the Company is not, nor has it been within five

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years of the date of the certification, a “United States real property holding corporation” as defined in Section 897 of the Code and (l) a notice to the Internal Revenue Service, signed by the Company, that satisfies the requirements of Treasury Regulation Section 1.897-2(h)(2).
(r)    Parent shall have received evidence to its reasonable satisfaction that MicroProbe China is in possession of all software licenses used in the operation of its business and has received licenses or releases in respect of operations conducted prior to the Effective Time, and that MicroProbe China has paid all license fees, penalties or other amounts due in respect of these arrangements.
(s)    The Company shall beneficially own, directly or indirectly, 100% of the outstanding shares in Microprobe Pte. Limited (Singapore), and such shares shall be fully paid and nonassessable and free of preemptive rights.
Section 9.03.    Conditions to Obligation of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following further conditions:
(k)    (m) Parent and each Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing, and (n) the representations and warranties of Parent contained in this Agreement and any certificate or other writing delivered by Parent pursuant hereto (1) that are qualified by materiality shall be true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (other than such representations and warranties that are made as of a specified date, which representations and warranties shall be true and correct as of such date) and (2) that are not qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (other than such representations and warranties that are made as of a specified date, which representations and warranties shall be true and correct in all material respects as of such date).
(l)    There shall not have occurred any event, occurrence, revelation or development of a state of circumstances or facts which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.
(m)    Parent shall have delivered to the Company a certificate of Parent, executed by an executive officer of Parent, that each of the conditions set forth in Section 9.03(a) and 9.03(b) has been satisfied.
(n)    Each of Parent and the Escrow Agent shall have executed and delivered to the Company the Escrow Agreement.

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(o)    Parent and the Company's subsidiary Micro-Probe Incorporated shall have entered into a formal written settlement agreement, pursuant to the terms attached hereto in Exhibit D, providing for a complete release of claims among all parties with respect to the Micro-Probe Case, and for filing a dismissal with prejudice of such matter. Notwithstanding anything in Exhibit D to the contrary, such settlement shall not require that any payment be made by the Company, any of its Subsidiaries or Mr. Browne to Parent (as long as this Agreement has not been terminated pursuant to Article 12), nor shall it require that any amount be deducted from the consideration payable by Parent to the Company’s equityholders pursuant to the transactions contemplated by this Agreement.

ARTICLE 10
SURVIVAL; INDEMNIFICATION
Section 10.01.    Survival. The representations and warranties of the Company contained in this Agreement or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the Effective Time until the eighteen (18) months anniversary of the Closing Date; provided that (o) the representations and warranties of the Company set forth in Sections 4.01 (Corporate Existence and Power of the Company), Section 4.02 (Authorization by the Company), Section 4.03 (Governmental Authorization), Section 4.04 (Non-contravention), Section 4.05 (Capitalization), Section 4.06 (Ownership of Shares, Stock Options, Warrants), Section 4.08(d) Section 4.22 (Finders’ Fees), Section 4.23 (Taxes) and Section 4.27 (Environmental Matters) (the representations and warranties set forth in the foregoing proviso, collectively, the “Specified Representations”) shall survive until the earlier of the three (3) year anniversary of the Closing Date and the latest date permitted by Applicable Law. The covenants and agreements of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Effective Time until the eighteen month anniversary of the Closing Date or for the shorter period explicitly specified therein, except that for such covenants and agreements that survive for such shorter period, breaches thereof shall survive until the eighteen month anniversary of the Closing Date. Notwithstanding the preceding sentences, any breach of representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if notice of the

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inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. All of Parent’s representations and warranties contained herein or in any instrument delivered pursuant to this Agreement shall survive the Effective Time until the eighteen month anniversary of the Closing Date. It is the parties' express intent that if the applicable survival period for a representation and warranty described in this Section 10.01 is shorter than the statute of limitations that would otherwise have been applicable to such representation and warranty, then, by contract, such applicable statute of limitations with respect to such representation and warranty shall be reduced to the shortened survival period contemplated hereby. The parties further acknowledge that the time periods set forth in this Section 10.01 for the assertion of claims under this Agreement are the result of arms'-length negotiations and that they intend for such time periods to be enforced as agreed by the parties.
Section 10.02.
(p)    Equityholder Indemnification. Subject to the limitations set forth in Section 10.03, the Equityholders, severally and not jointly, in accordance with their Pro Rata Portion, hereby indemnify Parent, its Affiliates (including, after the Effective Time, the Surviving Corporation and its Subsidiaries) and their respective officers, directors, employees, agents, successors and assignees (collectively, the “Parent Indemnified Parties”) against and hold each of the Parent Indemnified Parties harmless from any and all claims, damages (including, solely with respect to Third Party Claims and not with respect to any other claims, punitive, special, exemplary or similar damages awarded to such Third Party), losses, liabilities, fines, penalties and expense (including reasonable expenses of investigation and reasonable attorneys’ and consultants’ fees and expenses in connection with any action, suit or proceeding whether involving a Third Party claim or a claim solely between the parties hereto to enforce the provisions hereof) (collectively, “Losses”), incurred or suffered by any Parent Indemnified Party, in each case, regardless of whether such Losses arise as a result of the negligence, strict liability or any other liability under any theory of law or equity of, or violation of any law by, the Parent Indemnified Parties, directly or indirectly, as a result of, with respect to or in connection with:
(i)    any misrepresentation or breach of warranty (without giving effect to any qualification or exception relating to materiality or Material Adverse Effect or similar qualification or standard including specified dollar thresholds contained therein or with respect thereto both for purposes of determining whether a representation or warranty is true and correct and for purposes of determining the amount of any Losses)

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made by the Company pursuant to this Agreement or in any certificate or other writing delivered pursuant hereto or thereto;
(ii)    any breach of covenant or agreement to be performed by the Company pursuant to this Agreement or in any certificate or other writing delivered pursuant hereto or thereto;
(iii)    the amount of any Dissenting Share Payments;
(iv)    any claims by any current or former holder of Company Stock or any alleged current or former holder of any equity interest or equity security of the Company or any of its Subsidiaries for breach of fiduciary duty relating to the transactions contemplated by this Agreement;
(v)    the failure of any item set forth in the Allocation Certificate to be accurate, true and correct in all respects as of immediately prior to the Effective Time, including the amount (to the extent not otherwise adjusted for pursuant to Section 2.10(a)) of any items not taken into account in the calculation of the Closing Adjustment; or
(vi)    notwithstanding any disclosure on the Company Disclosure Schedule, any “excess parachute payment” (within the meaning of Section 280G(b) of the Code) made by the Company on or prior to the Closing Date or otherwise required to be paid by the Company or the Surviving Corporation pursuant to agreements or employee plans entered into or adopted on or prior to the Closing Date.

The Parent Indemnified Parties shall use commercially reasonable efforts to mitigate any Losses if, in the good faith judgment of Parent, such mitigation efforts would not subject any Parent Indemnified Party to any unreimbursed cost or expense and would not otherwise be disadvantageous to any Parent Indemnified Party, and provided that any costs associated with such efforts shall constitute Losses.
(q)    Parent Indemnification. Effective at and after the Effective Time, Parent hereby indemnifies the Equityholders, their Affiliates and their respective successors and assignees (collectively, the “Equityholder Indemnified Parties”) against and agrees to hold each of them harmless from any and all Losses incurred or suffered by the Equityholder Indemnified Party arising out of (i) any misrepresentation or breach of warranty made by the Parent or Merger Sub pursuant to this Agreement or in any certificate or other writing delivered pursuant hereto or (ii) any breach of covenant or agreement to be performed by the Company pursuant to this Agreement or in any certificate or other writing delivered pursuant hereto or thereto; provided, that Parent’s maximum aggregate liability shall not exceed the General Escrow Amount; and provided further, that

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the Equityholder Indemnified Parties can only execute any claim pursuant to this Section 10.02(b) against Parent through the Equityholder Representative.
Section 10.03.    Limitations; Qualifications; Exclusivity. 26. No claim may be made by any Indemnified Party for indemnification pursuant to Section 10.02 (other than a claim arising from any breach or inaccuracy of any of the Specified Representations, in each case for which a claim may be made without regard to the limitations in this Section 10.03(a)) unless and until the aggregate amount of Losses for which the Indemnified Parties seek to be indemnified pursuant to Section 10.03(a) exceeds $500,000 (the “Deductible”), at which time the Indemnified Parties shall be entitled to indemnification for all Losses in excess of the Deductible.
(b)    The Equityholders’ indemnification obligations under Section 10.02 are subject to the following limitations:
(i)    Each Equityholder shall be liable up to such Equityholder’s Pro Rata Portion of the General Escrow Fund for indemnifiable Losses pursuant to Section 10.02(a)(i) (other than for any breaches or inaccuracies of any Specified Representations);
(ii)    Each Equityholder shall be liable up to such Equityholder’s Pro Rata Portion of the Deal Cap for all indemnifiable Losses pursuant to Section 10.02(a)(i) (solely with respect to breaches or inaccuracies of any Specified Representations) or Section 10.02(a)(ii) through (vi); and
(iii)    there shall be no obligation on the part of the Equityholders to indemnify the Parent Indemnified Parties under Section 10.02 to the extent that any claim for indemnification relates to an amount otherwise included in the calculation of the Acquisition Expenses, Adjusted Current Assets, Adjusted Current Liabilities, Minimum Adjusted Closing Working Capital Amount or other amounts set forth in Section 2.08 through Section 2.10.
(iv)    the Losses suffered by any Parent Indemnified Party shall be calculated after giving effect to any amounts recovered from third parties, including insurance proceeds, in each case net of the reasonable third party out-of- pocket costs and expenses associated with such recoveries and any actual increase in premiums, or increase in premiums that the Company reasonably anticipates based on written communications from its insurance carrier or provider, payable by a Parent Indemnified Party (it being understood and agreed that the Parent Indemnified Parties shall use their commercially reasonable efforts to seek insurance recoveries in respect of Losses to be indemnified hereunder). If any insurance proceeds or other recoveries from third parties are actually

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realized (in each case calculated net of the reasonable third party out-of-pocket costs and expenses associated with such recoveries and any actual increase in premiums, or increase in premiums that the Company reasonably anticipates based on written communications from its insurance carrier or provider, payable by a Parent Indemnified Party) by a Parent Indemnified Party subsequent to the receipt by such Parent Indemnified Party of an indemnification payment hereunder in respect of the claims to which such insurance proceedings or third party recoveries relate, the Parent Indemnified Party shall hold such amounts in trust and appropriate refunds shall be made promptly to the Indemnifying Party regarding the amount of such indemnification payment;
(v)    there shall be no obligation to indemnify for any Losses which would not have arisen but for any alteration or repeal or enactment of any Law after the Closing Date; and
(vi)    all indemnification payments under Section 10.02(a) (other than with respect to a claim arising from any breach or inaccuracy of any of the Specified Representations) shall be made exclusively by payments from the General Escrow Account and, upon the depletion of the General Escrow Account, there shall be no further recoveries by the Parent Indemnified Parties whatsoever.
(c)    The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnified Parties based on such representations, warranties, covenants and obligations, will survive and not be limited or affected by any investigation conducted by Parent or Merger Subsidiary or any agent of Parent or Merger Subsidiary with respect to, or any knowledge acquired (or capable of being acquired) by Parent or Merger Subsidiary or any agent of Parent or Merger Subsidiary at any time, whether before or after the execution and delivery of this Agreement or the Effective Time, with respect to the accuracy or inaccuracy of, or compliance with or performance of, any such representation, warranty, covenant or obligation, and no Indemnified Party shall be required to show that it relied on any such representation, warranty, covenant or obligation of the Company in order to be entitled to indemnification pursuant to this Article 10. The waiver by Parent or Merger Subsidiary of any of the conditions set forth in Article 9 will not affect or limit the provisions of this Article 10.
(d)    After the Effective Time, the Indemnified Parties’ sole and exclusive remedy with respect to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article 10.
(e)    Notwithstanding anything to the contrary in this Agreement, each Equityholder shall be liable up to such Equityholder’s Pro Rata Portion of the Deal Cap with respect to indemnifiable Losses resulting from (a) fraud,

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intentional misrepresentation or willful breach, or (b) any non-monetary equitable remedy, including a preliminary or permanent injunction or specific performance, and the other limitations, thresholds, qualifications and similar provisions set forth in this Section 10.03 shall not apply to such Losses. Notwithstanding any other provision hereof, no Equityholder shall be liable to the Parent Indemnified Parties for Losses to the extent arising from or related to the fraudulent conduct of another Equityholder in its capacity as an Equityholder.
(f)    Any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the same set of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.
(g)    The maximum aggregate amount for which each Equityholder may be obligated to indemnify the Parent Indemnified Parties for Losses resulting from (i) breaches or inaccuracies of any Specified Representations, (ii) the matters set forth in Sections 10.02(a)(ii) through (vi), (iii) fraud, intentional misrepresentation or willful breach, and (iv) any non-monetary equitable remedy, including a preliminary or permanent injunction or specific performance, is such Equityholder’s Pro Rata Portion of the Deal Cap.
(h)    PARENT AND THE EQUITYHOLDERS ON BEHALF OF EACH OF THEIR RESPECTIVE INDEMNIFIED PARTIES WAIVE ANY RIGHT TO RECOVER INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOST REVENUES OR PROFITS, UNLESS (X) SUCH INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST REVENUES OR PROFITS, ARE REASONABLY FORESEEABLE OR THE PROXIMATE RESULT OF THE EVENT THAT GAVE RISE THERETO OR THE MATTER FOR WHICH INDEMNIFICATION IS SOUGHT HEREUNDER OR (Y) SUCH INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER KIND OF SPECIAL DAMAGES ARE AWARDED TO A PERSON IN AN INDEMNIFIABLE THIRD PARTY CLAIM.
Section 10.04.    Procedures for Indemnification. Any Indemnified Party seeking indemnification pursuant to this Agreement shall give prompt notice (“Indemnification Notice”) to the Indemnifying Party and, if the Indemnified Party is a Parent Indemnified Party, the Escrow Agent, of the written assertion of any claim or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under this Agreement (“Claim”), which notice shall set forth, to the extent reasonably practicable, the nature and basis of the claim and the amount of Losses incurred or reasonably anticipated to incur by such Indemnified Party. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder,

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except to the extent such failure shall have materially and adversely prejudiced the ability of the Indemnifying Party to defend such Claim. “Indemnified Party” means the party seeking indemnification under Section 10.02, and “Indemnifying Party” means the party against whom indemnity is to be sought (or the Equityholder Representative in the case of an indemnification claim pursuant to Section 10.02(a) against the Equityholders). The Equityholder Representative shall be entitled to take all actions of the Equityholders as Indemnifying Party on behalf of the Equityholders (and which actions will be binding upon such Equityholders). Parent shall be entitled to take all actions of the Indemnifying Party on behalf of the Parent Indemnified Parties (and which actions will be binding upon such Parent Indemnified Parties).
Section 10.05.    Third Party Claims. 27. The Indemnifying Party shall be entitled to participate in the defense of any Claim asserted by any Third Party (“Third Party Claim”) and, subject to the limitations set forth in this Section 10.04, shall be entitled to control and appoint lead counsel (reasonably acceptable to the Indemnified Party) for such defense; provided that prior to assuming control of such defense, the Indemnifying Party must acknowledge that it would have an indemnification obligation for any Losses resulting from such Third Party Claim as provided under this Article 10; and provided, further that the Indemnifying Party shall not be entitled to assume or maintain control of the defense of any Third Party Claim and shall pay the fees and expenses of counsel retained by the Indemnified Party if (a) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (b) the Indemnified Party reasonably believes an adverse determination with respect to the Third Party Claim would be detrimental to the Indemnified Party’s reputation or future business prospects, (c) the Third Party Claim seeks an injunction or equitable relief against the Indemnified Party, (d) the Indemnifying Party has failed or is failing to prosecute or defend vigorously the Third Party Claim, (e) the Third Party Claim relates to Taxes or (iii) the specified damages of such Third Party Claim exceeds an amount equal to the General Escrow Fund (if the Indemnified Party is a Parent Indemnified Party), on the one hand, or the General Escrow Amount less the aggregate amount paid by Parent for indemnifiable losses pursuant to Section 10.02(b) (if the Indemnified Party is an Equityholder Indemnified Party), on the other, in either case less the sum of (3) the amount subject to any other Claims outstanding plus (4) the reasonably anticipated expenses for litigation of such Claim. The Indemnifying Party shall conduct any such defense in good faith, with appropriate diligence and in the

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best interest of the Indemnified Party. All expenses required to be paid by the Equityholder Representative described in this Article 10 may be paid by resort to the General Escrow Fund; provided that Parent has provided its written consent regarding all such expenses (which consent shall not be unreasonably withheld).
(f)    If the Indemnifying Party is not entitled to, has declined to, or does not assume control of the defense of such a Third Party Claim (or has failed to notify the Indemnified Party in writing of its election to defend such Third Party Claim) within thirty (30) days of the Indemnifying Party’s receipt of notice of such Claim, then the Indemnified Party may notify the Indemnifying Party in writing that it elects to assume control of the defense of such a Third Party Claim, in which case, the Indemnifying Party shall not have the right to assume the defense of such Claim.
(g)    If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section 10.04, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party before entering into any settlement of such Third Party Claim if the settlement does not expressly unconditionally release the Indemnified Party from all liabilities and obligations with respect to such Third Party Claim or the settlement imposes injunctive or other equitable relief against, or any other adverse effect on, the Indemnified Party.
(h)    The Indemnified Party shall be entitled to participate in the defense of any Third Party Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be borne by the Indemnified Party; provided that the Indemnifying Party shall pay the fees and expenses of such separate counsel (f) incurred by the Indemnified Party prior to the date the Indemnifying Party assumes control of the defense of the Third Party Claim or (g) if representation of both the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict of interest.
ARTICLE 11
EQUITYHOLDER REPRESENTATIVE
Section 11.01.    Appointment of Equityholder Representative. 28.Effective upon and by virtue of the Company Stockholder Approval, and without any further act of any of the Stockholders, the Equityholder Representative shall be appointed as the representative of the Equityholders and as the attorney-in-fact and agent for and on behalf of each Equityholder solely with respect to those matters set forth in Articles 2 and 10. The Equityholder Representative hereby accepts such appointment. The Equityholder Representative shall have the authority to take any and all actions and make any decisions required or permitted to be taken by the

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Equityholder Representative under this Agreement and the Escrow Agreement and such other actions on behalf of such Equityholders as it may deem necessary or appropriate in connection with or to consummate the transactions contemplated hereby or thereby (including, without limitation, engaging attorneys, accountants, financial and other advisors, paying agents and other persons necessary or appropriate in the judgment of the Equityholder Representative), including the exercise of the power to (a) agree to, negotiate, enter into settlements and compromises of, commence any suit, action or proceeding, and comply with orders of courts with respect to those matters set forth in Article 2 and 10, (b) litigate, resolve, settle or compromise any dispute that may arise pursuant to Articles 2 and 10, and (c) take all actions necessary in the judgment of the Equityholder Representative for the accomplishment of the foregoing. The Equityholder Representative will have sole authority and power to act on behalf of each Equityholders with respect to the disposition, settlement or other handling of all claims pursuant to Articles 2 and 10 and all related rights or obligations of the Equityholders arising under this Agreement. All actions of the Equityholder Representative shall be deemed to be facts ascertainable outside this Agreement and shall be binding on the Equityholders as a matter of contract law. The Equityholder Representative shall use commercially reasonable efforts, based on contact information available to the Equityholder Representative, to keep the Equityholders reasonably informed with respect to actions of the Equityholder Representative pursuant to the authority granted the Equityholder Representative under this Agreement. Each Stockholder shall promptly provide written notice to the Equityholder Representative of any change of address of such Stockholder.
(r)    A decision, act, consent or instruction of the Equityholder Representative hereunder shall constitute a decision, act, consent or instruction of all Equityholders and shall be final, binding and conclusive upon each of such Equityholders, and all Indemnified Parties may rely upon any such decision, act, consent or instruction of the Equityholder Representative as being the decision, act, consent or instruction of each and every Stockholder. All Indemnified Parties shall be relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Equityholder Representative.
(s)    The Equityholder Representative will incur no liability with respect to any action taken or suffered by any party in reliance upon any notice, direction, instruction, consent, statement or other document believed by such Equityholder Representative to be genuine and to have been signed by the proper Person (and shall have no responsibility to determine the authenticity thereof), nor for any

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other action or inaction, except his own gross negligence, bad faith or willful misconduct. In all questions arising under this Agreement, the Equityholder Representative may rely on the advice of outside counsel, and the Equityholder Representative will not be liable to anyone for anything done, omitted or suffered in good faith by the Equityholder Representative based on such advice. The Equityholder Representative shall be entitled to rely, and shall be fully protected in relying, upon the Allocation Certificate and any statements furnished to it by any Equityholder or the Parent or any other evidence deemed by the Equityholder Representative to be reliable.
(t)    The Equityholders, severally and not jointly, in accordance with their Pro Rata Portion, shall indemnify the Equityholder Representative, and its members, managers, directors, officers, agents and employees, and hold the such parties harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct, to the extent permitted by Applicable Law, on the part of the Equityholder Representative and arising out of or in connection with the acceptance or administration of the Equityholder Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Equityholder Representative. The Equityholder Representative shall have full discretion over the Equityholder Representative Escrow Amount, and the Escrow Agent shall follow any lawful directive of the Equityholder Representative regarding the use or disbursement of all or a portion of the Equityholder Representative Escrow Amount to third parties and in amounts authorized in writing by the Equityholder Representative. Each Equityholder agrees to reimburse the Equityholder Representative for such Equityholder’s pro rata share of all out-of-pocket expenses incurred by the Equityholder Representative in the performance of his, her or its duties hereunder. Each Equityholder agrees that such Equityholder’s pro rata share of such reasonable out-of-pocket expenses may be distributed to the Equityholder Representative, on behalf of the Equityholders, from the Equityholder Representative Escrow Amount at the request of the Equityholder Representative in accordance with the Escrow Agreement, and, in the event such out-of-pocket costs and expenses exceed the amount remaining in the Equityholder Representative Escrow Amount, the Equityholder Representative shall be entitled to recover such amounts from the amounts otherwise distributable to or for the benefit of the Equityholder from the Escrow Amount only at the time of distribution of such funds (and not distributed or distributable to a Parent Indemnified Party or subject to a pending indemnification claim of a Parent Indemnified Party) in accordance with the Escrow Agreement. No provision of this Agreement or the Escrow Agreement shall require the Equityholder Representative to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges under this Agreement or the Escrow Agreement. This indemnification shall survive the termination of this Agreement or the Escrow Agreement.

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(u)    At any time during the term of the Escrow Agreement, a majority-in-interest of the Equityholders may, by written consent, appoint a new representative as the Equityholder Representative. Notice together with a copy of the written consent appointing such new representative and bearing the signatures of Equityholders of a majority-in-interest of those Equityholders and, along with a consent in writing of such new representative to assume the obligations of Equityholder Representative and any such other assignments, consents or waivers as reasonably requested by Parent or the Escrow Agent, must be delivered to Parent and the Escrow Agent not less than ten days prior to such appointment. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Parent and the Escrow Agent. For the purposes of this Section 11.01, a “majority-in-interest of the Equityholders” shall mean Equityholders representing in the aggregate over 50% of the percentage interests in the General Escrow Fund.
(v)    In the event that the Equityholder Representative becomes unable or unwilling to continue in his or its capacity as Equityholder Representative, or if the Equityholder Representative resigns as a Equityholder Representative, a majority-in-interest of the Equityholders may, by written consent, appoint a new representative as the Equityholder Representative. Notice and a copy of the written consent appointing such new representative and bearing the signatures of the Equityholders of a majority-in-interest of the Equityholders, along with a consent in writing of such new representative to assume the obligations of Equityholder Representative and any such other assignments, consents or waivers as reasonably requested by Parent or the Escrow Agent, must be delivered to Parent and the Escrow Agent. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Parent and the Escrow Agent.
(w)    From and after the Effective Time, Parent shall cause the Surviving Corporation to provide the Equityholder Representative with reasonable access to the books, records, work papers, due diligence materials produced to Parent by the Company, documents referenced in Article 9 that are delivered to the parties at the Closing and other requested information or documentation about the Surviving Corporation and the reasonable assistance of the officers and employees of Parent and the Surviving Corporation for the purposes of performing its duties and exercising its rights under this Agreement; provided, that the Equityholder Representative shall treat confidentially any nonpublic information about the Surviving Corporation (except in connection with the performance by the Equityholder Representative of its duties or the exercise of its rights under this Agreement). The Equityholder Representative may disclose information obtained through the performance of its duties and exercising its rights under this Agreement as required by law or to employees, advisors or consultants of the Equityholder Representative and the Stockholders, in each case who have a need to know such information, provided that such persons are bound

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by obligations of confidentiality to the Equityholder Representative of at least as high a standard as those imposed on the Equityholder Representative hereunder. Parent and the Surviving Corporation further acknowledge and agree that the Equityholder Representative may also discuss the facts and circumstances surrounding those matters set forth in Article 2 and Article 10 with any former employee of the Company or the Surviving Corporation and such discussions shall not be deemed to be violations of such former employee's confidentiality duties or obligations to the Company or the Surviving Corporation.
(x)    Certain Equityholders have concurrently herewith entered into a letter agreement with the Equityholder Representative regarding direction to be provided to the Equityholder Representative. These directing Equityholders shall incur no liability to the other Equityholders while acting in good faith or for any matter arising out of or in connection with the acceptance or administration of their duties (it being understood that any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith), even if such act or omission constitutes negligence. This limitation of liability among the Equityholders shall survive the termination of this Agreement or the Escrow Agreement.
ARTICLE 12
TERMINATION
Section 12.01.    Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Stockholders):
(i)    by mutual written agreement of the Company and Parent;
(j)    by either the Company or Parent, if:
(i)    the Merger has not been consummated on or before December 29, 2012 (the “End Date”); provided that if Parent elects to file the Registration Statement pursuant to Section 8.02(b) on or prior to December 29, 2012, then the End Date shall be extended to January 31, 2013; provided further that the right to terminate this Agreement pursuant to this Section 12.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time; or
(ii)    there shall be any Applicable Law that (1) makes consummation of the Merger illegal or otherwise prohibited or (2) enjoins the Company or Parent from consummating the Merger and such enjoinment shall have become final and nonappealable; or

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(k)    by Parent, if:
(i)    a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company or the Equityholder Representative set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.02(a) not to be satisfied, and such condition is incapable of being satisfied by the End Date.
(l)    by the Company, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Subsidiary set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.03(a) not to be satisfied, and such condition is incapable of being satisfied by the End Date.
The party desiring to terminate this Agreement pursuant to this Section 12.01 (other than pursuant to Section 12.01(a)) shall give notice of such termination to the other party.
Section 12.02.    Effect of Termination. If this Agreement is terminated pursuant to Section 12.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto; provided that, if such termination shall result from the intentional (d) failure of either party to fulfill a condition to the performance of the obligations of the other party or (ii) failure of either party to perform a covenant hereof, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of this Section 12.02 and Section 8.07 (Confidentiality), Section 11.01(d) (Equityholder Representative), Section 11.01(h) (Equityholder Representative), Section 12.03 (Settlement Obligation), 13.03 (Expenses), 13.07 (Successors and Assigns), 13.05 (Governing Law), 13.06 (Jurisdiction) and 13.07 (Waiver of Jury Trial) shall survive any termination hereof pursuant to Section 12.01.
Section 12.03.    Settlement Obligation. In the event that Parent terminates this Agreement pursuant to Section 12.01(b) or the Company terminates this Agreement pursuant to Section 12.01(d), then Parent agrees to enter into a formal written settlement agreement, pursuant to the terms attached hereto in Exhibit D, providing for a complete release of claims among all parties with respect to the Micro-Probe Case, and for filing a dismissal with prejudice of such matter. Notwithstanding anything in Exhibit D to the contrary, such settlement shall not require that any payment be

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made by the Company, any of its Subsidiaries or Mr. Browne to Parent (as long as this Agreement has not been terminated pursuant to this Article 12), nor shall it require that any amount be deducted from the consideration payable by Parent to the Company’s equityholders pursuant to the transactions contemplated by this Agreement.
ARTICLE 13
MISCELLANEOUS
Section 13.01.    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given as follows,
If to the Company, to:
Astria Semiconductor Holdings, Inc.
627 River Oaks Parkway
San Jose, CA 95134
Attention: Mike Slessor
Email: MSlessor@MicroProbe.com

with a copy to
DLA Piper LLP (US)
2000 University Avenue
East Palo Alto, CA 94303
Attention: Craig M. Tighe
Facsimile No.: (650) 687-1202
if to the Equityholder Representative, to:
Fortis Advisors LLC
Attn: Notice Department
4225 Executive Square, Suite 1040
La Jolla, CA 92037
Telephone: (858) 227-9226
Facsimile: (858) 408-1843
with a copy to
DLA Piper LLP (US)
2000 University Avenue
East Palo Alto, CA 94303
Attention: Craig M. Tighe
Facsimile No.: (650) 687-1201

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if to Parent or Merger Subsidiary, to:
FormFactor, Inc.
7005 Southfront Road
Livermore, CA 94551
Attention: SVP, General Counsel
Facsimile No.: (925) 290-4119
and

FormFactor, Inc.
7005 Southfront Road
Livermore, CA 94551
Attention: Chief Financial Officer
Facsimile No.: (925)-290-4033
with a copy to:
Davis Polk & Wardwell LLP
1600 El Camino Real
Menlo Park, CA 94025
Attention: William M. Kelly
Facsimile No.: (650) 752-2112
or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.
Section 13.02.    Amendments and Waivers. 29. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.
(i)    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
Section 13.03.    Expenses. Except as otherwise provided

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CONFIDENTIAL TREATMENT REQUESTED

herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
Section 13.04.    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto; except that Parent or Merger Subsidiary may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (a) one or more of its Affiliates at any time and (b) after the Effective Time, to any Person; provided that no such transfer or assignment shall relieve Parent or Merger Subsidiary of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Subsidiary.
Section 13.05.    Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.
Section 13.06.    Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.01 shall be deemed effective service of process on such party.
Section 13.07.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS

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CONFIDENTIAL TREATMENT REQUESTED

AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 13.08.    Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.
Section 13.09.    Entire Agreement. This Agreement, the Support Agreement and the Escrow Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement, the Support Agreement and the Escrow Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement, the Support Agreement and the Escrow Agreement.
Section 13.10.    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
Section 13.11.    Disclosure Schedule References. The parties hereto agree that any reference in a particular Section of the Company Disclosure Schedule or the Parent Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (c) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the

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CONFIDENTIAL TREATMENT REQUESTED

corresponding Section of this Agreement and (ii) any other representations and warranties of such party that is contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be readily apparent to a reasonable Person who has read that reference and such representations and warranties.
Section 13.12.    Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts set forth in Section 13.06, in addition to any other remedy to which they are entitled at law or in equity.
Section 13.13.    Legal Representation. The parties acknowledge and agree, on their own behalf and on behalf of their directors, officers, employees and affiliates that the Company is the client of DLA Piper LLP (US)("DLA Piper"), and not of its Stockholders. After the Closing, DLA Piper may represent the Stockholders, the Equityholder Representative and their repective Affiliates (individually and collectively the "Seller Group") in connection with the transactions contemplated by this Agreement or the Escrow Agreement, and any claims made thereunder with respect to the Indemnification Escrow Fund and any other claims for indemnification hereunder. Parent and the Company agree that DLA Piper may represent the Seller Group after the Closing in connection with issues that may arise under this Agreement or the Escrow Agreement, the administration of the Indemnification Escrow Fund and any claims that made be made thereunder pursuant to this Agreement or the Escrow Agreement. DLA Piper may serve as counsel to all or any portion of the Seller Group or any director, member, partner, officer, employee, representative or Affiliate of the Seller Group in connection with any litigation, claim or obligation arising out of or relating to this Agreement, the Escrow Agreement or the transactions contemplated by this Agreement or the Escrow Agreement. The parties consent thereto, and waive any conflict of interest arising therefrom, and each party shall cause any Affiliate thereof to consent to such waiver. The parties acknowledge that such consent and waiver is voluntary, that it has been carefully considered and that they have consulted with counsel or that they have been advised that they should do so in connection with such consent and waiver.

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CONFIDENTIAL TREATMENT REQUESTED

The waivers and consents contained in this Section 13.13 are conditioned upon Parent receiving at the Closing a signed letter or other written assurance from DLA Piper that DLA Piper will not withhold or claim privilege with respect to any Company records, files or other information of the Company in any suit, action or proceeding based on any matter arising out of or in connection with this Agreement.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ASTRIA SEMICONDUCTOR HOLDINGS, INC.
By:
Name:
Title:

FORMFACTOR, INC.
By:
Name:
Title:

ELM ACQUISITION, INC.
By:
Name:
Title:

FORTIS ADVISORS, LLC, as Equityholder Representative
By:
Name:
Title:

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CONFIDENTIAL TREATMENT REQUESTED

[Signature Page to Agreement and Plan of Merger]

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